Exhibit 99.1

CONFIDENTIAL	EXECUTION VERSION

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CAESARS ENTERPRISE SERVICES, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

May 20, 2014

THE UNITS DESCRIBED HEREIN HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER ANY FEDERAL OR STATE SECURITIES LAWS. SUCH UNITS ARE SUBJECT TO THOSE RESTRICTIONS ON TRANSFER CONTAINED HEREIN AND IMPOSED BY LAW. THE UNITS ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS. THE UNITS CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFERABILITY CONTAINED IN THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF CAESARS ENTERPRISE SERVICES, LLC AND APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

TABLE OF CONTENTS

Article 1 Definitions And Construction

1.1	Definitions	1

1.2	Construction	1

Article 2 Organization

2.1	Continuation of the Company	1

2.2	Name	2

2.3	Registered Office; Registered Agent; Principal Office; Other Offices	2

2.4	Purpose	2

2.5	Qualifications to do Business	2

2.6	Term	2

2.7	No State Law Partnership	2

2.8	Title to Company Assets	2

2.9	Unit Certificates	3

Article 3 Members; Resignation; Non-Transferability of Units; Additional Members

3.1	Members	4

3.2	No Other Persons Deemed Members	4

3.3	No Resignation	4

3.4	Non-Transferability of Units	4

3.5	Admission of Additional Members and Creation of Additional Units	4

3.6	No Liability of Members	5

Article 4 Representations And Warranties; Acknowledgements; Covenants

4.1	Representations and Warranties of Members	5

4.2	Acknowledgement of the Members	7

Article 5 Capital Contributions; Units; Events of Default

5.1	Initial Capital Contributions; Units	7

5.2	Additional Capital Contributions	7

5.3	Return of Contributions	8

5.4	Advances by Members	8

5.5	Event of Default	8

5.6	Bankruptcy	9

i

Article 6 Expense Allocations; Certain Distributions; Capital Accounts

6.1	Allocation Generally; Adjustments	10

6.2	Certain Distributions	13

6.3	Regular Distributions	13

6.4	Tax Allocations, Capital Account	13

6.5	Tax Distributions	16

6.6	Rights to Distributions	17

6.7	Prohibited Distributions	17

Article 7 MANAGEMENT; EMPLOYEE AND BENEFIT PLAN MATTERS

7.1	Management of the Company by the Steering Committee	17

7.2	Composition of the Steering Committee	19

7.3	Term; Removal	19

7.4	Vacancies	19

7.5	Meetings of the Steering Committee	19

7.6	Action by Written Consent	20

7.7	Voting	20

7.8	Monetization of Guest Data	22

7.9	Duties	22

7.10	Officers	22

7.11	No Participation of Members in Business and Affairs of Company	22

7.12	Liquidation, Reorganization or Change in Control of a Member	23

7.13	Employee and Benefit Plan Matters	23

Article 8 Corporate Opportunities And New Business

8.1	Entry into New Lines of Business	24

8.2	Minimum Standards for any New Acquisition, Development or Business Line	25

8.3	Acquisitions or New Developments	25

Article 9 Limitation Of Liability And Indemnification

9.1	Limitation of Liability and Indemnification of the Members and Their Affiliates	25

9.2	Indemnification of the Management Covered Persons	27

9.3	Advancement of Expenses	28

9.4	Procedure for Indemnification	28

9.5	Contract Right; Non-Exclusivity; Survival	28

9.6	Priority	28

9.7	Insurance	29

9.8	Interpretation; Severability	29

Article 10 Certain Agreements Of The Company And Members

10.1	Maintenance of Books	29

10.2	Inspection of Books and Records	30

10.3	Accounts	30

10.4	Information	30

Article 11 Taxes

11.1	Tax Returns	32

11.2	Tax Partnership	32

11.3	Tax Elections	32

11.4	Tax Matters Member	33

11.5	Survival	34

Article 12 Dissolution, Winding Up And Termination

12.1	Dissolution	34

12.2	Distribution of Liquidation Proceeds	34

12.3	Return of Contribution Nonrecourse to Members	34

12.4	Certificate of Cancellation	35

Article 13 Gaming Matters And Compliance With Laws

13.1	Definitions	35

13.2	Compliance with Gaming Laws	38

13.3	Ownership Restrictions	38

13.4	Finding of Unsuitability	38

13.5	Notices	39

13.6	Indemnification	39

13.7	Injunctive Relief	39

13.8	Non-Exclusivity of Rights	39

13.9	Further Actions	40

13.10	Authority of the Steering Committee	40

13.11	Severability	40

13.12	Termination and Waivers	40

13.13	Legend	40

13.14	Required New Jersey Charter Provisions	41

Article 14 General Provisions

14.1	Offset	41

14.2	Notices	41

14.3	Entire Agreement	42

14.4	Effect of Waiver or Consent	42

14.5	Amendment or Modification	43

14.6	Binding Effect	43

14.7	Governing Law; Severability	43

14.8	Lender Requirement	44

14.9	Further Assurances	44

14.10	Waiver of Certain Rights	44

14.11	Counterparts	45

Exhibit A             Defined Terms

Exhibit B             Addendum Agreement

Exhibit C             Steering Committee members

Exhibit D             Authorized Persons

Schedule I           Capital Contributions, Company Percentage Interests and Units of the Members

Schedule II          Transferring Employees

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CAESARS ENTERPRISE SERVICES, LLC

This Amended and Restated Limited Liability Company Agreement (as amended, supplemented, modified or restated, from time to time, this “Agreement”) of Caesars Enterprise Services, LLC, a Delaware limited liability company (the “Company”), is entered into as of May 20, 2014 (the “Effective Date”), by and among the Persons executing this Agreement as Members (each, an “Initial Member”), and, solely for purposes of Section 7.13, Caesars Entertainment Corporation, a Delaware corporation (“CEC”).

WHEREAS, substantially concurrent with the execution of this Agreement, the Initial Members have entered into that certain Omnibus License and Enterprise Services Agreement, dated as of the date hereof (as amended, supplemented, modified or restated, from time to time, the “Services Agreement”);

WHEREAS, the Company was formed as a limited liability company under the Act pursuant to the Certificate filed with the Delaware Secretary of State on April 4, 2014;

WHEREAS, CEOC executed that certain Operating Agreement of the Company, dated as of April 4, 2014 (the “Initial Agreement”);

WHEREAS, the Initial Members desire to amend and restate the Initial Agreement in its entirety as set forth herein and do hereby adopt this Agreement as the limited liability company agreement of the Company.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Initial Members hereby amend and restate the Initial Agreement in its entirety as follows:

ARTICLE 1

DEFINITIONS AND CONSTRUCTION

1.1 Definitions. Capitalized terms used in this Agreement but not defined in the body hereof are defined in Exhibit A-1.

1.2 Construction. Unless the context requires otherwise, certain terms and provisions of this Agreement shall be interpreted in accordance with the rules of construction set forth on Exhibit A-2.

ARTICLE 2

ORGANIZATION

2.1 Continuation of the Company. The Company was formed as a Delaware limited liability company on April 4, 2014 by the filing of the Certificate in the office of the Delaware Secretary of State pursuant to the Act. As of the Effective Date, upon the execution of a counterpart of this Agreement, the Members listed on Schedule I attached hereto are hereby admitted or hereby continue, as applicable, as members of the Company. Except as provided herein, the rights, duties and liabilities of each Member will be as provided in the Act.

2.2 Name. The name of the Company is “CAESARS ENTERPRISE SERVICES, LLC” and all Company business must be conducted in that name or such other name or names that comply with Law and as the Steering Committee may select from time to time.

2.3 Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Steering Committee may designate in the manner provided by Law. The registered agent of the Company in Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Steering Committee may designate in the manner provided by Law. The principal office of the Company shall be at such place as the Steering Committee may designate. The Company may have such other offices as the Steering Committee may designate.

2.4 Purpose. The purpose of the Company is to (i) manage the Enterprise Assets and any other assets the Company will own, license or control and employ any Person to provide Enterprise Services to the common enterprise for the benefit of the Members, their Affiliates and their respective properties and systems to achieve preservation of brand value and maximization of economies of scale, (ii) provide services to such properties under each such property’s corresponding Property Management Agreement or otherwise, including providing the services described in the Services Agreement for the benefit of the Members in accordance with the terms and conditions thereof and (iii) engage in any other lawful business activities that may be engaged in by a limited liability company formed under the Act that are related or incidental to and necessary, convenient or advisable for the foregoing purposes.

2.5 Qualifications to do Business. The Steering Committee shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in any other U.S. state jurisdictions if that U.S. state jurisdiction requires such qualification. At the request of the Steering Committee, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such U.S. state jurisdictions in which the Company may conduct business.

2.6 Term. The Company commenced upon the effectiveness of the Certificate and shall continue until dissolved and terminated in accordance with Article 12. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate as provided in the Act.

2.7 No State Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and this Agreement may not be construed to suggest otherwise.

2.8 Title to Company Assets. Title to the Company’s assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

2.9 Unit Certificates. Units in the Company may be evidenced by certificates in a form approved by the Steering Committee but there shall be no requirement that the Company issue certificates to evidence the Units. Any certificates evidencing the Units will bear the following legend reflecting the restrictions on the transfer of such securities:

“The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the “33 Act”), and may not be transferred except pursuant to an effective registration under the 33 Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the 33 Act and the rules and regulations promulgated thereunder.

The securities evidenced hereby are subject to the terms of that certain Amended and Restated Limited Liability Company Agreement of Caesars Enterprise Services, LLC, dated as of May 20, 2014, as amended from time to time, by and among the members identified therein, including certain restrictions on transfer. A copy of such Amended and Restated Limited Liability Company Agreement has been filed in the books and records of the Company and is available upon request.”

Pursuant to NRS 463.585, the following text must appear on both sides of any certificate evidencing the security issued by a holding company or intermediary company which directly or indirectly owns or holds with power to vote any outstanding equity securities of a gaming licensee:

“THE SALE, ASSIGNMENT, TRANSFER, PLEDGE, EXERCISE OF ANY OPTION TO PURCHASE OR OTHER DISPOSITION OF THESE SECURITIES IS INEFFECTIVE UNLESS APPROVED IN ADVANCE BY THE NEVADA GAMING COMMISSION (THE “COMMISSION”). IF AT ANY TIME THE COMMISSION FINDS THAT AN OWNER OF THESE SECURITIES IS UNSUITABLE TO CONTINUE TO HOLD AN INTEREST IN THIS COMPANY OR TO HAVE INVOLVEMENT IN GAMING IN THIS STATE, SUCH OWNER MUST DISPOSE OF SUCH SECURITIES AS PROVIDED BY THE GAMING LAWS OF THE STATE OF NEVADA AND THE REGULATIONS PROMULGATED THEREUNDER. SUCH GAMING LAWS AND REGULATIONS RESTRICT THE RIGHT UNDER CERTAIN CIRCUMSTANCES OF THE OWNER (A) TO RECEIVE ANY DIVIDEND OR INTEREST UPON SUCH SECURITIES OR ANY DIVIDEND, PAYMENT OR DISTRIBUTION OF ANY KIND FROM THE COMPANY; (B) TO EXERCISE DIRECTLY OR THROUGH ANY PROXY, TRUSTEE OR NOMINEE ANY VOTING RIGHT CONFERRED BY SUCH SECURITIES OR INTEREST; OR (C) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE COMPANY OR ANY OTHER ENTITY HOLDING A GAMING LICENSE OR FROM ANY HOLDING OR INTERMEDIARY COMPANY WITH RESPECT THERETO, FOR SERVICES RENDERED OR OTHERWISE.”

ARTICLE 3

MEMBERS; RESIGNATION; NON-TRANSFERABILITY OF UNITS; ADDITIONAL MEMBERS

3.1 Members. As of the Effective Date, the Members listed on Schedule I attached hereto are the sole Members of the Company. The names, addresses, Capital Contributions and number of Units of the Members are set forth on Schedule I attached hereto and incorporated herein. The Steering Committee is hereby authorized to complete or amend Schedule I to reflect the admission of additional Members, the change of address of a Member, additional Capital Contributions, the issuance of additional Units, and other information called for by Schedule I, and to correct or amend Schedule I or cause such Schedule to be corrected or amended, all in accordance with the provisions of this Agreement. Such completion, correction or amendment may be made from time to time as and when the Steering Committee considers it appropriate without the consent of any Member. Such revised Schedule I will be maintained in the books and records of the Company.

3.2 No Other Persons Deemed Members. Unless admitted to the Company as a Member as provided in this Agreement, no Person shall be, or shall be considered, a Member. The Company may elect to deal only with Persons so admitted as Members (including their duly authorized representatives). To the fullest extent permitted by Law, any distribution by the Company to the Person shown on the Company’s records as a Member or to its legal representatives shall relieve the Company of all liability to any other Person who may have an interest in such distribution for any reason.

3.3 No Resignation. A Member may not take any action to resign, withdraw or retire as a Member voluntarily, and a Member may not be removed involuntarily, prior to the dissolution and winding up of the Company.

3.4 Non-Transferability of Units. No Member may sell, encumber, mortgage, hypothecate, assign, pledge, transfer or otherwise dispose of, directly or indirectly, all or any portion of its Units, except for any Transfer made to any of the transferring Member’s Permitted Transferees.

3.5 Admission of Additional Members and Creation of Additional Units.

(a) Authority. Subject to the limitations set forth in this Article 3 and subject to applicable Gaming Laws, the Company may admit additional Members (“Additional Members”) to the Company by unanimous prior consent of the Steering Committee pursuant to Section 7.7(b); provided that such Additional Members are not Adverse Persons or Prohibited Persons and would not otherwise cause a Regulatory Event, and subject to compliance with the provisions of Article 13.

(b) Conditions. No Additional Member shall be admitted to the Company unless and until all applicable conditions of Article 3 are satisfied. Without limiting the generality of the foregoing, no issuance of Units otherwise permitted or required by this Agreement shall be effective, and no purchaser of Units from the Company shall be admitted to the Company as a Member, in each case unless and until any such purchaser who is not already a party to this Agreement shall execute and deliver to the Company an Addendum Agreement in the form attached as Exhibit B (an “Addendum Agreement”) and such other documents or instruments as may be required in the Steering Committee’s discretion to effect the admission, and all Gaming Approvals have been obtained.

(c) Rights and Obligations of Additional Members. A purchaser of Units from the Company who has been admitted as an Additional Member in accordance with this Agreement shall have all the rights and powers and be subject to all the restrictions and liabilities under this Agreement relating to a Member holding Units. Unless admitted as an Additional Member, no such purchaser shall be admitted to the Company as, or have the rights of, a Member under this Agreement.

(d) Issuance of Additional Units. Subject to the receipt of any necessary Gaming Approvals and compliance with applicable Gaming Laws, the Company may, by unanimous prior consent of the Steering Committee pursuant to Section 7.7(b), issue additional Units.

(e) Date of Admission as Additional Member. Admission of an Additional Member shall become effective on the date such Person’s name is recorded on the books and records of the Company. Upon the admission of an Additional Member, the Steering Committee shall amend Schedule I to reflect the name and address of, and number of Units held by, such Additional Member.

3.6 No Liability of Members. Except as otherwise required under the Act, the debts, liabilities, contracts, and other obligations of the Company (whether arising in contract, tort or otherwise) shall be solely the debts, liabilities, contracts, and other obligations of the Company, and no Member in its capacity as such shall be liable personally (a) for any debts, liabilities, contracts or any other obligations of the Company, except to the extent and under the circumstances set forth in any non-waivable provision of the Act or in any separate written instrument signed by the applicable Member, or (b) for any debts, liabilities, contracts or other obligations of any other Member. No Member shall have any responsibility to restore any negative balance in its Capital Account or to contribute to or in respect of the liabilities or obligations of the Company or to return distributions made by the Company, except as expressly provided herein or required by any non-waivable provision of the Act; provided, however, that each Member shall be responsible for any Capital Contributions in accordance with Article 5 (subject to the terms and conditions contained therein). However, if any court of competent jurisdiction orders, holds or determines that, notwithstanding the provisions of this Agreement, any Member is obligated to restore any such negative balance, make any such contribution or make any such return, such obligation shall be the obligation of such Member and not of any other Person.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES; ACKNOWLEDGEMENTS; COVENANTS

4.1 Representations and Warranties of Members. Each Member severally, but not jointly, represents and warrants as of the Effective Date or any subsequent date on which such Member is admitted to the Company, and as of the receipt of any additional Units, to the Company and the other Members that:

(a) Authority. Such Member is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and the execution, delivery, and performance by such Member of this Agreement have been duly authorized by all necessary corporate, limited liability company, partnership or other appropriate action, as applicable.

(b) Binding Obligations. This Agreement has been duly and validly executed and delivered by such Member and constitutes the binding obligation of such Member enforceable against such Member in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar Laws relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity.

(c) No Conflict. The execution, delivery, and performance by such Member of this Agreement (and the performance of the reasonably foreseeable activities of the Company) will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of Law to which such Member is subject, (ii) violate any order, judgment or decree applicable to such Member, (iii) restrict the Company from pursuing the purpose of the Company set forth in Section 2.4, or (iv) to the extent applicable, conflict with, or result in a breach or default under, any term or condition of its organizational documents.

(d) Purchase Entirely For Own Account. The Units to be acquired by such Member will be acquired for investment for such Member’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof; such Member has no present intention of selling, granting any participation in, or otherwise distributing the same; and such Member does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Units.

(e) No Registration. Such Member understands that the Units, at the time of issuance, will not be registered under the Securities Act on the ground that the issuance of Units hereunder is exempt from registration under the Securities Act.

(f) Investment Experience. Such Member has such knowledge and experience in financial and business matters that such Member is capable of evaluating the merits and risks of an investment in the Units and of making an informed investment decision and understands that (i) this investment is suitable only for an investor which is able to bear the economic consequences of losing its entire investment, (ii) the acquisition of Units hereunder is a speculative investment which involves a high degree of risk of loss of the entire investment, and (iii) there are substantial restrictions on the transferability of, and there will be no public market for, the Units, and accordingly, it may not be possible for such Member to liquidate such Member’s investment.

(g) Accredited Investor. Such Member is an Accredited Investor.

(h) Qualified Purchaser. Such Member is a “qualified purchaser” (as defined in the Investment Company Act of 1940, as amended from time to time (the “Investment Company Act”) and the rules, regulations, orders and interpretations thereof issued by the SEC).

(i) Formed for a Specific Purpose. Such Member was not formed, reformed or recapitalized for the specific purpose of investing in the Company or to permit the Company to avoid classification as an investment company under the Investment Company Act and such Member is not required, and will not be required, to register as an “investment company” under the Investment Company Act.

(j) Restricted Securities. Such Member understands that the Units may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of either an effective registration statement covering such Units or an available exemption from registration under the Securities Act, the Units must be held indefinitely. In particular, such Member is aware that the Units may not be sold pursuant to

Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available.

(k) Non-Reliance. No promise, agreement, statement or representation that is not expressly set forth in this Agreement or in any other agreement between the Members or their respective Affiliates has been made to it by any other Member or any other Member’s Affiliates, counsel, agent, or any other interested Person with respect to the terms set forth in this Agreement, and such Member is not relying upon any such promise, agreement, statement, or representation of any other Member or any other Member’s Affiliates, counsel, agent, or any other interested Person. Such Member is relying upon its own judgment and due diligence and has been represented by legal counsel in this matter.

4.2 Acknowledgement of the Members. Each Member acknowledges and agrees that the Company will not register as an “investment company” under the Investment Company Act.

ARTICLE 5

CAPITAL CONTRIBUTIONS; UNITS; EVENTS OF DEFAULT

5.1 Initial Capital Contributions; Units.

(a) Initial Capital Contributions. On or prior to the Effective Date, the Members have made such Capital Contributions, if at all, as are set forth on Schedule I hereto (the “Initial Capital Contributions”), as follows: (i) CEOC has not made an Initial Capital Contribution in connection with its admission as a Member; and (ii) each of CERP and CGPH has contributed fifty percent (50%) of their respective Initial Capital Contributions on the Effective Date and shall fund the remaining fifty percent (50%) of their respective Initial Capital Contributions on or before October 1, 2014.

(b) Units Generally. Each Member’s limited liability company interests in the Company shall be represented by Units issued by the Company to such Member. The number of Units of the Members are in the amounts set forth on Schedule I.

5.2 Additional Capital Contributions.

(a) General. Subject to Sections 3.5 and 7.7(b), (i) the Steering Committee may from time to time request that the Members make additional Capital Contributions to the Company on such terms and conditions as are determined by the Steering Committee in its discretion in order to further the Company’s purpose set forth in Section 2.4, or (ii) a member may elect to fund such amounts not funded by a defaulting Member pursuant to Section 6.1(g) (each, an “Additional Capital Contribution”). An Additional Capital Contribution of a member that elects to fund amounts not funded by a defaulting Member pursuant to Section 6.1(g) shall only entitle such Members to receive up to the amount of such Additional Capital Contribution as a priority distribution pursuant to Sections 6.2 and 12.2 and shall not entitle such Member to receive additional Units. No Member shall have the obligation to make any Additional Capital Contribution under this Agreement.

(b) Treatment upon a Liquidation Event or Monetization of Guest Data Event. Any Additional Capital Contributions shall be treated as Initial Capital Contributions for purposes of the distributions upon a Liquidation Event and/or Monetization of Guest Data Event.

5.3 Return of Contributions. A Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.

5.4 Advances by Members. In the event the Company requires additional funds, with the approval of the Steering Committee and subject to the terms and conditions determined by the Steering Committee, any or all of the Members may (but will have no obligation to) advance all or part of the needed funds to or on behalf of the Company, which advances (a) will constitute a loan from such Member to the Company, (b) will bear interest and be subject to such other terms and conditions as agreed between such Member and the Company, and (c) unless otherwise determined by the Steering Committee, will not be deemed to be a Capital Contribution by such Member to the Company.

5.5 Event of Default.

(a) If a Member fails to make any monetary payment required under this Agreement or the Services Agreement, as applicable, including (i) such Member’s Initial Capital Contributions, (ii) such Member’s Expense Allocation Percentage of the Operating Expenses, (iii) except as set forth in Section 6.1(e), such Member’s Expense Allocation Percentage of the Annual Baseline CapEx Amount, (iv) except as set forth in Section 6.1(e), such Member’s Expense Allocation Percentage of the Special CapEx, (v) such Member’s expenses due or owed pursuant to Section 5.3 of the Services Agreement, or (vi) such Member’s Direct Charges to the applicable third parties, in each case on or before the due date set forth in this Agreement or the Services Agreement, as applicable (each, a “Payment Event of Default”) and such failure continues for five (5) Business Days after written notice from the Company specifying such failure, but only to the extent that such failure causes a liability or obligation on the part of the Company, then a Payment Event of Default shall have been deemed to occur and the Company shall not be required to take any further action at that time to declare such Payment Event of Default. Upon the occurrence of an Event of Default, a Member shall thereafter be subject to the provisions of this Section 5.5 and Section 5.6. Within five (5) days of the occurrence of an Event of Default, the Company shall promptly notify each non-defaulting Member of such default, including the identity of the defaulting Member, the date of the default and the nature and character of the default, and the amount, if any.

(b) If a Payment Event of Default exists with respect to a Member pursuant to:

(i) Section 5.5(a)(i), such Member shall lose (i) all governance rights applicable to such Member or the member of the Steering Committee appointed by such Member, and (ii) all rights of such Member to receive the Enterprise Services;

(ii) Section 5.5(a)(ii), such Member will lose all rights as a Recipient to receive the Enterprise Services;

(iii) Section 5.5(a)(iii), (i) such Member will lose all governance rights applicable to such Member or the member of the Steering Committee appointed by such Member, and (ii) where practicable, the provision of the Enterprise Services to such Member shall not include use of the product or asset that was the subject to the capital expenditure not funded by such Member;

(iv) Section 5.5(a)(iv), (i) such Member will lose all governance rights applicable to such Member or the member of the Steering Committee appointed by such Member, and (ii) where practicable, the provision of the Enterprise Services to such Member shall not include use of the product or asset that was the subject to the capital expenditure not funded by such Member; provided, that if CEOC does not fund its Expense Allocation Percentage of the Special CapEx pursuant to Section 6.1(e), this shall not be considered a Payment Event of Default, but where practicable, the provision of the Enterprise Services to CEOC shall not include use of the product or asset that was the subject of the Special CapEx not funded by CEOC; or

(v) Section 5.5(a)(v) or (vi), (i) the Company shall be entitled to the remedies set forth in Section 16.9 of the Services Agreement and (ii) such Member will lose all rights as a Recipient to receive the Enterprise Services;

provided, that, for the avoidance of doubt, in each of Section 5.5(a)(i) through (vi), subject to Sections 15.2 and 15.7 of the Services Agreement, such Member shall not lose any rights to which it is entitled as a Licensee thereunder.

5.6 Bankruptcy.

(a) If a Member: (i) applies for or consents to the appointment of a receiver, trustee or liquidator of itself or any of its property; (ii) makes a general assignment for the benefit of creditor; (iii) is adjudicated bankrupt or insolvent; (iv) has filed against it an involuntary bankruptcy petition, regardless of whether an order for relief is entered with respect to such petition; or (v) files a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors, takes advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation Law, or admits the material allegations of a petition filed against it in any proceedings under any such Law (each, a “Bankruptcy Event of Default”, and together with a Payment Event of Default, an “Event of Default”) then, in each case of this Section 5.6(a)(i) through (a)(v) a Bankruptcy Event of Default shall have been deemed immediately to occur, and the Company shall not be required to take any further action whatsoever to declare such Bankruptcy Event of Default.

(b) If a Bankruptcy Event of Default exists with respect to a Member pursuant to Section 5.6(a) or such Member rejects this Agreement in connection with any bankruptcy proceeding, such Member will lose all governance rights applicable to such Member or the member of the Steering Committee appointed by such Member, as applicable, provided for herein and pursuant to the Services Agreement; provided, that, for the avoidance of doubt, subject to Sections 15.2 and 15.7 of the Services Agreement, such Member shall not lose any rights to which it is entitled as a Licensee or Recipient thereunder.

ARTICLE 6

EXPENSE ALLOCATIONS; CERTAIN DISTRIBUTIONS; CAPITAL ACCOUNTS

6.1 Allocation Generally; Adjustments.

(a) Except as otherwise provided in this Agreement, Operating Expenses, Annual Baseline CapEx Amount or Special CapEx of the Company shall be allocated to a Member pursuant to such Member’s Expense Allocation Percentage in accordance with the Services Agreement. Such allocations shall be subject to the adjustments set forth in this Section 6.1(c); provided, that any such adjustments shall not result in any impact to the Company Percentage Interests of the Members.

(b) Property-Level Expenses. To the extent that there are any Property-Level Expenses, such Property-Level Expenses shall continue to be allocated to each Property Owner as part of the budgeting process for each Managed Facility under the applicable Property Management Agreement. As set forth in each Property Management Agreement, allocations of Property-Level Expenses among the Members are subject to no less than annual revisions of the Caesars Corporate Allocations Description & Methodology and revisions to such Corporate Allocations Descriptions & Methodology shall require the unanimous consent of the members of the Steering Committee as set forth in Section 7.7(b).

(c) Expense Allocation Percentage. Each Member’s Expense Allocation Percentage shall be subject to adjustment as follows:

(i) Annual Review. The Steering Committee shall conduct, or shall engage a third-party provider to conduct, a review, no less than annually, of the then-applicable Expense Allocation Percentages, and shall consider whether and to what extent any adjustment is warranted in light of changes to the relative Net Revenues of the Members. The relative Net Revenues of a Member for this purpose shall be deemed to also include all Net Revenues from any property managed by such Members or its Subsidiaries, notwithstanding such Member’s or Subsidiary’s ownership interest in such property. The Steering Committee shall have authority to and shall adjust the Expense Allocation Percentages upon such review as described in this Section 6.1(c).

(A) Adjustment. Adjustments to any Expense Allocation Percentage that do not involve changes to the use of relative Net Revenue as allocation methodology per Section 6.1(c)(i)(B) shall require the affirmative consent of a majority of the members of the Steering Committee.

(B) Changes to Methodology. For the avoidance of doubt, the initial allocation methodology used to determine the Expense Allocation Percentage of the Members is relative Net Revenues. The Steering Committee shall have the right to direct a change in allocation methodology (i.e., to a method other than relative Net Revenues) upon the Steering Committee’s unanimous determination that allocation based upon relative Net Revenues no longer produces an equitable outcome. Selection of a new allocation methodology shall also require the unanimous consent of all members of the Steering Committee.

(C) Limitations.

(1) No adjustment to then-applicable Expense Allocation Percentages, nor any change in allocation methodology, shall result in: (i) CERP receiving an Expense Allocation Percentage in excess of thirty percent (30%), (ii) CGPH receiving an Expense Allocation Percentage in excess of sixteen percent (16%) or (iii) CEOC receiving an Expense Allocation Percentage in excess of seventy percent (70%), in each case without the applicable member of the Steering Committee appointed by the affected Member expressly agreeing to such adjustment or change in allocation methodology.

(2) CERP shall not acquire any new properties that are intended to benefit from the Company’s services under the Services Agreement that would result in CERP receiving an Expense Allocation Percentage in excess of thirty percent (30%), unless (x) an additional Property Management Agreement is entered into with respect to any such new property that independently provides such property with the Company’s services under the Services Agreement or (y) the member of the Steering Committee appointed by CERP agrees to such greater Expense Allocation Percentage.

(3) CGPH shall not acquire any new properties that are intended to benefit from the Company’s services under the Services Agreement that would result in CGPH receiving an Expense Allocation Percentage in excess of sixteen percent (16%), unless (x) an additional Property Management Agreement is entered into with respect to any such new property that independently provides such property with the Company’s services under the Services Agreement or (y) the member of the Steering Committee appointed by CGPH agrees to such greater Expense Allocation Percentage.

(ii) Subsequent Acquisitions or Dispositions. Upon the acquisition or disposition of one or more additional properties by any Member or its Affiliates following the Effective Date, the Steering Committee shall, for any acquisition or disposition involving aggregate value of less than fifty million dollars ($50,000,000), upon the annual review immediately succeeding such acquisition or disposition, or, for any acquisition or disposition involving aggregate value of fifty million dollars ($50,000,000) or greater, promptly following such acquisition or disposition, adjust the Expense Allocation Percentages across the Members to reflect the adjusted relative Net Revenues of the Members, pro forma for such acquisition(s) or disposition(s); provided, however, that if the cost of such acquisition or disposition is flowing through the Company, such adjustment to the Expense Allocation Percentages shall require the affirmative consent of a majority of the members of the Steering Committee. Any property newly acquired by CGPH or CERP, as applicable, shall allocate operating and capital expenses based on the then applicable relative Net Revenues of CGPH or CERP, as applicable, and not the initial Expense Allocation Percentage of CGPH or CERP, as applicable. For the avoidance of doubt, such subsequent acquisitions or dispositions shall also be subject to the adjustment provisions described in Section 6.1(c)(i)(C)(2) and (3).

(iii) CIE Excluded Allocations. Any allocations to CIE pursuant to its separate Shared Services Agreement with CEOC shall be excluded from any allocations made pursuant to a Property Management Agreement to avoid double counting.

(d) Operating Expenses. The operating expenses (including operating expenses that have historically been unallocated to specific properties) incurred by the Company in connection with the Services Agreement shall be determined in accordance with the Caesars Corporate Allocations Description & Methodology (the “Operating Expenses”).

(e) Baseline Capital Expenditures. The annual baseline capital expenditures of the Company in respect of the first year is one hundred million dollars ($100,000,000), as adjusted annually by the Steering Committee as set forth in this Section 6.1(e) (the “Annual Baseline CapEx Amount”). On or prior to each anniversary of the Effective Date, the Steering Committee, by the affirmative consent of a majority of the members of the Steering Committee (including the consent of the member of the Steering Committee appointed by CGPH for so long as CEOC and CERP are majority beneficially owned or controlled by the same Person or Persons), shall establish a new Annual Baseline CapEx Amount for the upcoming year; provided, that if a new Annual Baseline CapEx Amount cannot be established by such majority consent, the applicable Annual Baseline CapEx Amount for the previously-approved year shall continue to apply, subject to a Consumer Price Index-based inflation multiplier; and provided, further, that the Company may, by unanimous prior consent of the Steering Committee pursuant to Section 7.7(b), require capital expenditures not part of the Annual Baseline CapEx Amount (the “Special CapEx”). CEOC shall not be required to fund any Annual Baseline CapEx Amount or Special CapEx to the extent that CEOC’s unrestricted cash (excluding “cage cash”) and undrawn revolver capacity, pro forma for funding of such Annual Baseline CapEx Amount or Special CapEx, would be less than one hundred million dollars ($100,000,000) (the “Availability Exception”). For the avoidance of doubt, the Availability Exception does not apply to the payment of Operating Expenses.

(f) CGPH Calculated Amount. All cash reimbursement obligations of CGPH for Operating Expenses and the Annual Baseline CapEx Amount (the “CGPH Calculated Amounts”) shall be paid in accordance with CGPH’s Expense Allocation Percentage; provided that if CGPH acquires any new properties that are intended to benefit from the Company’s services under the Services Agreement, then the portion of the CGPH Calculated Amounts attributable to such new property shall be paid 100% by CGPH.

(g) The obligation to pay the amounts set forth in any Expense Allocation Statement shall be several with respect to each Member, and not joint and several between or among the Members or the Recipients. Any failure to pay the amounts owed to the Company as set forth in the Expense Allocation Statement within 15 days of receipt of such Expense Allocation Statement shall be considered an Event of Default pursuant to Section 14.3 of the Services Agreement. If any Member fails to fund its respective Baseline CapEx Allocation or Special CapEx Allocation as set forth in any Expense Allocation Statement, the other Members shall have right, but shall not be obligated, to fund such amounts not funded by the defaulting Member. Any such excess amounts funded by such Member or Members pursuant to the provisions of this Section 6.1(g) shall be deemed to be Additional Capital Contributions and shall be taken into account in determining the relative amounts to be distributed to the Members upon a Monetization of Guest Data Event or a Liquidation Event, as applicable.

6.2 Certain Distributions.

(a) Monetization of Guest Data Event. The distribution of the proceeds of a Monetization of Guest Data Event declared in accordance with Section 7.8 shall be distributed at such times and in such proportion as the Steering Committee shall determine in accordance with Section 7.8, as follows:

(i) One hundred percent (100%) of the value attributable to Guest Data in existence prior to the establishment of the Company shall be for the benefit of CEOC and shall be distributed solely to CEOC; and

(ii) The value attributable to Guest Data obtained or collected from and after the Effective Date, if any, shall be distributed to the Members in the following order of priority:

(A) First, one hundred percent (100%) to each of the Members (pro rata in proportion to their respective Company Percentage Interests) on a dollar-for-dollar basis until each has received aggregate distributions equal in amount to its Initial Capital Contributions (including, without duplication, any Additional Capital Contributions in accordance with Section 5.2(b)), pursuant to this Section 6.2, if any, but, for the avoidance of doubt, excluding any distributions made pursuant to Section 6.3, if any; and

(B) Thereafter, one hundred percent (100%) to the Members in accordance with Section 6.3.

(b) Liquidation Event. The distributions upon the occurrence of a Liquidation Event shall be made in accordance with Section 12.2.

6.3 Regular Distributions. Any distribution (other than Tax Distributions pursuant to Section 6.5, distributions upon a Liquidation Event or a Monetization of Guest Data Event) shall be distributed at such times and intervals, if at all, as the Steering Committee shall determine, after the setting aside by the Steering Committee, in its discretion, of appropriate reserves for anticipated obligations and commitments of the Company and any Tax Distributions. Each such distribution made by the Company shall be made one hundred percent (100%) to all of the Members (pro rata in accordance with their respective Company Percentage Interests).

6.4 Tax Allocations, Capital Account.

(a) Book Allocations. Each Member will be allocated items of income, gain, loss and deductions for each accounting period (or other period, as reasonably necessary), as follows:

(i) Expenses. Each Member shall be allocated a percentage of Company expenses and deductions equal to such Member’s Expense Allocation Percentage relating to the expenses and deductions taken into account during such period.

(ii) Profits. Each Member shall be allocated an amount of the Company’s gains and profits resulting from a Liquidation Event or a Monetization of Guest Data Event (and to the extent necessary individual items of income, gain, loss, deduction or credit) in a manner such that after giving effect to all such allocations the Adjusted Capital Account of each Member is, as nearly as possible, equal to the distributions that would be made to such Member pursuant to Sections 6.2 or 12.2, as the case may be. Each Member shall be allocated an amount of the Company’s gains and profits resulting from all other matters (and to the extent necessary individual items of gain, loss, deduction or credit) in a manner such that after giving effect to such allocations, the Adjusted Capital Account of each Member is, as nearly as possible, equal to the distributions that would be made to such Member pursuant to Section 6.3.

(iii) Treatment of Certain Payments. Any amounts paid to a Member pursuant to Section 3 of the Services Agreement shall be treated for all tax purposes, as though such amounts were earned directly by the Member to whom such amounts are paid, and the Company shall be treated solely as such Member’s agent in receiving such amounts.

(iv) Certain Compensation Payments. Notwithstanding anything in Section 6.4(a)(i) to the contrary, any deductions resulting from compensation paid to employees of the Company in the form of equity of any Member, or any Member’s direct or indirect equity owner, shall be allocated to the Member who contributed such equity to the Company, pro rata based upon the relative amounts of the actual or deemed contributions.

(b) Regulatory Allocations. Notwithstanding Section 6.4(a), the following special allocations will be made in the following order of priority:

(i) If there is a net decrease in Company Minimum Gain during a taxable year, then each Member will be allocated items of Company income and gain for such taxable year (and, if necessary, for subsequent years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section 6.4(b)(i) is intended to comply with the minimum gain chargeback requirement of Treasury Regulations Section 1.704-2(f) and will be interpreted consistently therewith.

(ii) If there is a net decrease in Company Minimum Gain attributable to a Company Nonrecourse Debt during any taxable year, each Member who has a share of the Company Minimum Gain attributable to such Company Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), will be specially allocated items of Company income and gain for such taxable year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain attributable to such Company Nonrecourse Debt, determined in a manner consistent with the provisions of Treasury Regulations Section 1.704-2(g)(2). This Section 6.4(b)(ii) is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement of Treasury Regulations Section 1.704-2(i)(4) and will be interpreted consistently therewith.

(iii) If any Member unexpectedly receives an adjustment, allocation, or distribution of the type contemplated by Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of income and gain will be allocated to all such Members (in proportion to the amounts of their respective deficit Adjusted Capital Accounts) in an amount and manner sufficient to eliminate the deficit balance in the Adjusted Capital Account of such Member as quickly as possible, provided that an allocation pursuant to this Section 6.4(b)(iii) will be made if and only to the extent that such Member would have an Adjusted Capital Account deficit after all other allocations provided for in this Section 6.4 have been tentatively made as if this Section 6.4(b)(iii) were not in this Agreement. It is intended that this Section 6.4(b)(iii) qualify and be construed as a “qualified income offset” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

(iv) If the allocation of Losses to a Member as provided in Section 6.4(a) hereof would create or increase an Adjusted Capital Account deficit, there will be allocated to such Member only that amount of Losses as will not create or increase an Adjusted Capital Account deficit. The Losses that would, absent the application of the preceding sentence, otherwise be allocated to such Member will be allocated to the other Members in accordance with their relative positive Adjusted Capital Account balances, subject to the limitations of this Section 6.4(b)(iv).

(v) To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or, as the result of a distribution to a Member in complete liquidation of its Units, Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss will be specially allocated to the Members in accordance with their Company Percentage Interests in the event that Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event that Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(vi) The Nonrecourse Deductions for each taxable year of the Company will be allocated to the Members in proportion to their respective Company Percentage Interests.

(vii) The Member Nonrecourse Deductions will be allocated each year to the Member that bears the economic risk of loss (within the meaning of Treasury Regulations Section 1.752-2) for the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable.

(viii) The allocations set forth in Sections 6.4(b)(i) through (vii) hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2(i). It is the intent of the Members that, to the extent possible, all Regulatory Allocations will be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, credit or deduction pursuant to this Section 6.4(b)(viii). Therefore, notwithstanding Section 6.4(a), such offsetting special allocations of Company income, gain, loss or deduction will be made so that, to the extent possible, the net amount of such allocations of other items pursuant to this Section 6.4(b)(viii) and the Regulatory Allocations to each Member will be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

(c) Tax Allocations. Except as provided in this Section 6.4(c), for income tax purposes, to the extent permitted by law, each item of Company income, gain, loss, deduction and credit shall be allocated among the Members as its correlative item of “book” income, gain, loss, deduction or credit is allocated pursuant to Section 6.4(a) and (b). Notwithstanding the previous sentence, items of income, gain, loss, deduction and credit with respect to Company property that is contributed to the Company by a Member, or with respect to Company property the Gross Asset Value of which is adjusted in accordance with the definition of “Gross Asset Value,” shall be shared among the Members for income tax purposes pursuant to the Treasury Regulations promulgated under Section 704(c) of the Code, so as to take into account the variation, if any, between the basis of the property to the Company and its applicable Gross Asset Value. Such variation between basis and initial Gross Asset Value shall be taken into account under any method approved under Code Section 704(c) and applicable Treasury Regulations as chosen by the Steering Committee.

(d) Capital Accounts.

(i) The Capital Account of each Member shall be increased by: (a) the amount of any Capital Contributions by the Member to the Company; (b) the amount of income, gains and profit allocated to the Member and any items in the nature of income or gain that are specially allocated to such Member hereunder; and (c) the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member by the Company; and shall be decreased by: (x) the amount of any cash and the Gross Asset Value of any Company property (other than cash) distributed to the Member by the Company pursuant to any provision of this Agreement; (y) the amount of expenses or loss allocated to the Member and any other items in the nature of expenses or losses that are specially allocated to such Member hereunder; and (z) the amount of such Member’s liabilities assumed by the Company or which are secured by any property contributed to the Company by such Member except, to prevent double counting, to the extent taken into account in determining the amount of such Member’s Capital Contribution.

(ii) Regulations § 1.704-1(b)(2)(iv). The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations §§ 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Regulations. In the event that the Steering Committee shall determine that it is prudent to modify the manner in which the Capital Accounts, or any additions or subtractions thereto are computed in order to comply with such Regulations, the Steering Committee may make such modification. The Steering Committee shall also make (a) any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations § 1.704-1(b)(2)(iv)(q), and (b) any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations §§ 1.704-(b) and 1.704-2.

6.5 Tax Distributions.

(a) Other than in connection with a Liquidation Event or Monetization of Guest Data Event, the Company shall make distributions in cash to the extent sufficient funds are available therefor (“Tax Distributions”) to the Members on a quarterly basis (with payments to be made within thirty (30) days after the close of each applicable quarter as set forth below). Subject to Section 6.5(b), the amount, if any, of quarterly Tax Distributions made to each Member shall be equal to the product of (i) the estimated or actual cumulative amount of net taxable income and/or gain allocable to such Member for the taxable period (net of tax losses from prior taxable periods that have not been previously utilized and without taking into account Section 704(c) of the Code) and (ii) an assumed effective tax rate equal to the highest effective individual or corporate marginal tax rate applicable to any Member (or a direct or indirect owner of any Member that is a pass-through entity for U.S. federal income tax purposes) with respect to a given type of income, as determined by the Steering Committee, and taking into account the deductibility of state and local income taxes for federal income tax purposes, which assumed rate shall be used to determine the amount of Tax Distributions for all Members with respect to a given quarter and type of income (the “Effective Tax Rate”). Tax Distributions made to a Member shall be treated as advances of other distributions to be made under this Agreement to such Member and accordingly shall reduce (without duplication) future distributions (other than future Tax Distributions, except as provided in clause (y) of the next sentence) that would otherwise be made to such Member under any provision of this Agreement. In the event the amount of taxable income previously allocated to any Member hereunder is increased or decreased for any taxable period by any taxing authority pursuant to an audit, dispute or similar proceeding, then (x) in the case of an increase in the taxable income allocated to such Member, the

Company shall make an additional Tax Distribution to such Member equal to the product of (A) the amount of such increase and (B) the Effective Tax Rate for the relevant taxable period and (y) in the case of a decrease in the taxable income allocated to such Member, future distributions to such Member under this Agreement (including future Tax Distributions) will be reduced (without duplication) by an amount equal to the excess of (1) Tax Distributions that such Member originally received for the relevant taxable periods minus (2) Tax Distributions that such Member would have received for the relevant taxable periods if such Tax Distributions had been originally calculated using the adjusted taxable income amount.

(b) The amount of Tax Distributions made in any quarter will be reduced to take into account any Tax Distributions previously made with respect to such taxable year pursuant to Section 6.5(a). If the total amount of Tax Distributions paid to any Member for a taxable year exceeds the Effective Tax Rate multiplied by the actual net taxable income (net of tax losses from prior taxable periods that have not been previously utilized and without taking into account Section 704(c) of the Code) of the Company allocated to such Member for such taxable year, future distributions to such Member under this Agreement (including future Tax Distributions) will be reduced (without duplication) by the amount of such overpayment.

6.6 Rights to Distributions. Except as otherwise provided in this Agreement: (i) no Member shall demand or be entitled to receive a return of or interest on its Capital Contributions, (ii) no Member shall withdraw any portion of its Capital Contributions or receive any distributions from the Company as a return of capital on account of such Capital Contributions, and (iii) the Company shall not redeem or repurchase the Unit of any Member.

6.7 Prohibited Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to a Member on account of its interest in the Company if such distribution would violate the Act or any other applicable Law.

ARTICLE 7

MANAGEMENT; EMPLOYEE AND BENEFIT PLAN MATTERS

7.1 Management of the Company by the Steering Committee.

(a) The management, operation and power of the Company shall be vested exclusively in a Steering Committee (the “Steering Committee”), which shall have the power by itself and shall be authorized and empowered on behalf and in the name of the Company to carry out any and all of the objects and purposes of the Company and to perform all acts and enter into and perform all contracts and other undertakings that it may in its discretion deem necessary or advisable or incidental thereto, all in accordance with and subject to the other terms of this Agreement. The Steering Committee shall constitute a “manager” for purposes of §18-402 of the Act. The Steering Committee shall act pursuant to written consent and shall keep minutes of such meetings and actions and observe all other organizational and Delaware limited liability company formalities. Subject to the foregoing, the Steering Committee shall be authorized and empowered on behalf and in the name of the Company to adopt all procedures and policies necessary to perform its duties and/or to implement the Services Agreement, including such procedures and policies that may alter or supplement the Services Agreement, so long as such procedures and policies do not materially deviate from the key economic terms of the Services Agreement and the other terms of this Agreement.

(b) The Steering Committee shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises, and the Steering Committee shall also use commercially reasonable efforts to cause the Company to:

(i) maintain its own separate books and records and bank accounts;

(ii) at all times hold itself out to the public and all other Persons as a legal entity separate from the CEC Group, the Members and any other Person;

(iii) file its own tax returns, if any, as may be required under applicable Law, to the extent (1) not part of a consolidated group filing a consolidated return or returns and (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable Law;

(iv) not commingle its assets with assets of any entity of the CEC Group or any other Person;

(v) conduct its business (including all written and oral communications) in its own name and through its duly authorized Officers or agents, and strictly comply with all organizational formalities to maintain its separate existence;

(vi) maintain separate financial statements;

(vii) pay its own liabilities only out of its own funds;

(viii) maintain with any Member and with any entity of the CEC Group an arm’s length relationship upon terms that are commercially reasonable and that are no less favorable to the Company than could be obtained in a comparable arm’s length transaction with an unrelated Person;

(ix) enter into the Services Agreement or the Property Management Agreement with Member or any entity of the CEC Group on arm’s length terms or cause the services that would otherwise be provided under the Services Agreement or the Property Management Agreement to be provided by the Company or any Affiliate or Subsidiary of the Company;

(x) pay the salaries of its own employees, if any;

(xi) allocate any overhead for shared office space pursuant to the Services Agreement;

(xii) not hold out its credit or assets as being available to satisfy the obligations of others;

(xiii) use separate invoices, checks and stationery;

(xiv) not pledge its assets for the benefit of any entity of the CEC Group or any other Person;

(xv) correct any known misunderstanding regarding its separate identity;

(xvi) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

(xvii) not maintain the Company’s assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person; and

(xviii) not identify its members or other Affiliates, as applicable, as a division or part of the Company.

(c) Notwithstanding anything to the contrary herein, the failure of the Company, or the Steering Committee on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Company.

7.2 Composition of the Steering Committee. The Steering Committee shall initially consist of three (3) members, with each Member entitled to appoint one representative to the Steering Committee. Subject to applicable Gaming Laws and receipt of all required Gaming Approvals, the members of the Steering Committee shall initially be the members set forth in Exhibit C, appointed by CEOC, CERP and CGPH respectively as set forth therein. Subject to the provisions of this Agreement, the Steering Committee shall be entitled to establish its own rules and procedures of operation in its discretion.

7.3 Term; Removal. Once appointed, members of the Steering Committee will serve on the Steering Committee until they resign or are removed pursuant to the terms of this Agreement, or their earlier death, disability or incapacity. Notwithstanding any provision in this Agreement to the contrary, a member of the Steering Committee may only be removed from the Steering Committee, with or without cause at any time, by the applicable Member entitled to appoint such member of the Steering Committee pursuant to Section 7.2. No Member shall take any action to cause the removal of any member of the Steering Committee other than in accordance with this Section 7.3.

7.4 Vacancies. If at any time a vacancy is created on the Steering Committee by reason of the death, removal or resignation of any member of the Steering Committee, a designee shall be appointed to fill such vacancy or vacancies by the Member entitled to appoint such member of the Steering Committee pursuant to Section 7.2, subject to applicable Gaming Laws and receipt of all required Gaming Approvals.

7.5 Meetings of the Steering Committee.

(a) Frequency. Subject to Section 7.5(c), the Steering Committee shall meet at such times and at such places as may be necessary for the Company’s business. The times and places for holding meetings of the Steering Committee may be fixed from time to time by resolution of the Steering Committee or (unless contrary to a resolution of the Steering Committee) in the notice of the meeting.

(b) Quorum. The presence in person of a majority of the members of the Steering Committee shall constitute a quorum at any meeting of the Steering Committee.

(c) Notice; Waiver of Notice. Meetings of the Steering Committee may be called for by any Member. Notice of any special meeting of the Steering Committee shall be given at least three (3) Business Days prior to any meeting by written notice to each member of the Steering Committee at his or her address including the time and place of such meeting. Notice of any meeting may be waived by any member of the Steering Committee before but not after such meeting.

(d) Telephonic Meetings. Meetings of the Steering Committee may be conducted in person or by conference telephone or videoconference facilities and each member of the Steering Committee shall be entitled to participate in any meeting of the Steering Committee (whether or not conducted in person) by telephone.

7.6 Action by Written Consent. Any action required or permitted by the Act, this Agreement or the Services Agreement to be taken by the Steering Committee may be taken without a meeting if such number of members of the Steering Committee sufficient to approve such action pursuant to the terms of this Agreement consent thereto in writing. Such consent shall have the same force and effect as a vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

7.7 Voting. Notwithstanding the then-applicable Company Percentage Interests, each Member, and each Steering Committee member, shall be entitled to one vote on any matter for which the vote of the Members or the Steering Committee, respectively, is sought or obtained.

(a) Majority Matters. Subject to Section 7.7(b) and Section 7.7(c), any matter set forth in this Agreement to be determined, decided or acted upon by the Steering Committee shall require the written consent or vote of a majority of the members of the Steering Committee present at a meeting at which a quorum is present.

(b) Unanimous Matters. Notwithstanding anything to the contrary in this Agreement, the following actions shall require the unanimous written consent or vote of all members of the Steering Committee:

(i) any extraordinary capital expenditure not included in any operating or capital budgets of the Company, including the Special CapEx;

(ii) any Liquidation, winding up or dissolution of the Company;

(iii) any merger, consolidation or sale of all or substantially all of the assets of the Company;

(iv) any pledge of the Company’s assets for the benefit of any other Person;

(v) any use of the Enterprise Assets by the Company in a manner inconsistent with the scope of such use contemplated by this Agreement or the Services Agreement;

(vi) any material amendment to this Agreement or the Services Agreement;

(vii) any admission of Additional Members to the Company;

(viii) any issuance of equity or creation, incurrence or assumption of material indebtedness for borrowed money whether in a single transaction or a series of related transactions;

(ix) any material modifications or increases to the operating budget of the Company, or any request for Additional Capital Contributions from the Members;

(x) any filing of any petition for relief under Chapter 11 of the United States Bankruptcy Code (11 U.S.C. Section 101 et. seq., as amended) or a petition or an answer seeking reorganization or an arrangement with creditors, or taking advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law, or admitting the material allegations of a petition filed against the Company in any proceedings under any such law;

(xi) any general assignment for the benefit of creditors;

(xii) any revisions to the Corporate Allocations Descriptions & Methodology as described in Section 6.1 to the extent that such revisions affect any Member;

(xiii) selection of a new allocation methodology as described in Section 6.1;

(xiv) engagement in any business unrelated to the purpose stated in Section 2.4;

(xv) any transaction between Members that relates to a matter that is within the scope of the business or activities of the Company and which does not involve the Company; and

(xvi) any Monetization of Guest Data Event as described in Section 7.8.

(c) Consent of Certain Members. Notwithstanding anything to the contrary in this Agreement, the following actions shall require the prior consent of certain members of the Steering Committee as specified below:

(i) Any transaction or arrangement that imposes a material restraint or encumbrance on a particular Member’s continued access to the Enterprise Assets shall require the consent of the member of the Steering Committee appointed by such Member; provided, that such consent shall not be required in connection with transactions taken in the ordinary course of business with respect to the Enterprise Assets or transactions with respect to non-material Enterprise Assets; provided, further, that any such transaction that has a disproportionate adverse effect as to any Member shall nonetheless require the consent of the member of the Steering Committee appointed by such Member;

(ii) Any transaction not contemplated by the Services Agreement between the Company and a Member or any of its Affiliates shall require the consent of all of the members of the Steering Committee appointed by the Members that are not party to such transaction; and

(iii) The entry into any New Business Line by the Company as described in Section 8.1 shall require the consent of the member of the Steering Committee appointed by CEOC.

7.8 Monetization of Guest Data. Any sale, lease or other monetization of Guest Data, other than (i) a Property Owner’s sale, lease, use or other monetization of its Managed Facilities Guest Data (where permitted and each as defined under the applicable Property Management Agreement), and (ii) in the ordinary course of business, consistent with past practice, and subject to the terms set forth in the Services Agreement (a “Monetization of Guest Data Event”) shall require (i) the unanimous prior consent of the members of the Steering Committee and (ii) an independent, third-party appraisal of the Fair Market Value of such Guest Data. On the basis of such third-party appraisal, the proceeds of such Monetization of Guest Data Event shall be apportioned in accordance with Section 6.2(a).

7.9 Duties. Whenever in this Agreement a member of the Steering Committee is permitted or required to make a decision (including a decision that is in such Steering Committee member’s “discretion” or under a grant of similar authority or latitude), such Steering Committee member shall be entitled to consider only the interests of its respective Member and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person.

7.10 Officers. The Company may have such officers (the “Officers”) as the Steering Committee in its discretion may appoint. The Company may authorize and grant certain persons, who may be members of the Steering Committee, Officers or other authorized persons (each, an “Authorized Person”), the requisite power and authority to act on behalf of the Company in a manner consistent with this Agreement. The Persons listed in Exhibit D shall be Authorized Persons. The Steering Committee may remove any Officer with or without cause at any time; provided, however, that such removal shall be without prejudice to the contractual rights, if any, of the Officer so removed. Election or appointment of an Officer shall not of itself create contractual rights. Any such Officers may, subject to the general direction of the Steering Committee, have responsibility for the management of the normal and customary day-to-day operations of the Company and the performance of its obligations under the Services Agreement and Property Management Agreements, and act as “agents” of the Company in carrying out such activities. An Officer may also serve as an officer and/or director of a Member or an Affiliate of a Member. Except as otherwise authorized or delegated by the Steering Committee, no Officer or agent of the Company shall take any actions with respect to the Company or any Subsidiary of the Company without the express approval of the Steering Committee. Any authorization or general direction by the Steering Committee may provide that actions requiring consent or approval by one or more members of the Steering Committee hereunder are authorized and may be performed by Officers if such direction or approval is approved by the requisite member of the Steering Committee hereunder and such direction or approval has not been revoked by the member of the Steering Committee whose consent or approval is required. The appointment of Officers is subject to applicable Gaming Laws. If any Officer is an Unsuitable Person (as defined in Article 13) or Affiliate thereof, he or she shall immediately be removed from office.

7.11 No Participation of Members in Business and Affairs of Company. Except as otherwise specifically provided by this Agreement or required by the Act, no Member shall have any other power or authority to manage the business or affairs of the Company or to bind the Company or enter into agreements on behalf of the Company. Except as otherwise expressly provided in this Agreement, Members shall have no voting rights or rights of approval, veto or consent or similar rights over any actions of the Company. Any matter requiring the consent or approval of any of the Members pursuant to this Agreement may be taken without a meeting, without prior notice and without a vote, by a consent in writing, setting forth such consent or approval, and signed by the holders of not less than the number of outstanding Units necessary to consent to or approve such action. Prompt notice of such consent or approval shall be given by the Company to those Members who have not joined in such consent or approval.

7.12 Liquidation, Reorganization or Change in Control of a Member. Upon the liquidation, dissolution, winding up, insolvency, corporate reorganization or sale of all or substantially all of the equity interests, assets or voting control of any Member or the sale of all or substantially all of the equity interests, assets or voting control of any Property Manager or Property Owner by a Member, such Member shall forfeit all governance rights applicable to such Member provided for herein and pursuant to the Services Agreement.

7.13 Employee and Benefit Plan Matters.

(a) CEOC and CERP agree to, as promptly as reasonably practicable following the Effective Date, use commercially reasonable efforts to transfer, or cause their respective Subsidiaries to transfer, to the Company, the employment of the individuals with positions set forth on Schedule II attached hereto (the “Transferring Employees”) and assign to the Company all employment-related obligations associated therewith, including, as applicable, (i) employment agreements, (ii) collective bargaining agreements and (iii) where Transferring Employees are represented by a union but their terms and conditions of employment are not set forth in any collective bargaining agreement, the obligation to bargain and negotiate with the applicable union. All individuals set forth on Schedule II, including newly hired employees who replace any such individual who terminates employment following the Effective Date, shall be Transferring Employees, even if any such individual is on a leave of absence, including paid or unpaid leave, disability, medical, personal, layoff, jury duty, bereavement or any other form of authorized leave. The parties hereto understand and agree that the positions identified on Schedule II attached hereto may be expanded or eliminated in the ordinary course of business consistent with past practice. Notwithstanding the foregoing, if the Steering Committee determines in its discretion that the transfer of employment and employment-related obligation in respect of any Transferring Employee or group of Transferring Employees, including, any Transferring Employees who are represented by a union, as contemplated by this Section 7.13(a) is not permitted under applicable Law or could result in material liability to any of CEOC, CERP, CGPH or any of their respective Subsidiaries, which liability can be avoided or mitigated in any respect by delaying such transfer, then the Steering Committee may delay such transfer until such time as the Steering Committee determines in its sole discretion that applicable Law so permits or that the likelihood of any material liability to any of CEOC, CERP, CGPH or their respective Subsidiaries resulting from such transfer has been reduced.

(b) The Company agrees to accept the transfer and assignment contemplated by Section 7.13(a).

(c) Effective promptly upon the effectiveness of the transfer and assignment contemplated by Section 7.13(a) including any transfer or assignment that occurs in accordance with the final sentence of Section 7.13(a) (the “Transfer Time”), all Transferring Employees shall cease to be employees of CEOC, CERP and their respective Subsidiaries, as applicable. The parties intend that the transfer of employment contemplated hereby shall not result in any break in service or constitute a termination from employment for purposes of triggering any severance or termination payment or benefits under any plan of CEOC, CERP or their respective Subsidiaries, as applicable.

(d) Prior to and effective as of the Transfer Time, the Company shall have no employees other than the Transferring Employees.

(e) The parties shall not take any action that is not otherwise permitted in this Agreement or the Services Agreement that would interfere with the Transferring Employees becoming employed by the Company as of the Transfer Time.

(f) The Company agrees that, with respect to Transferring Employees, all service and compensation that, as of the Transfer Time, was recognized by CEOC, CERP or any of their Subsidiaries, as applicable, shall, as of the Transfer Time, be fully recognized, credited and taken into account under every employee benefit plan sponsored by the Company or in which the Company participates, except to the extent that duplication of benefits would result. CEOC, the Company, CEC and CGPH shall adopt, or cause to be adopted, all reasonable and necessary amendments and procedures to prevent Transferring Employees from receiving duplicative benefits.

(g) The transfer of employment of the Transferring Employees to the Company shall not constitute a breach of any provision prohibiting competition with the business of CEOC, CERP and their Subsidiaries, as applicable, or disclosure of confidential information regarding such business, whether such provision may be included in any employment agreement, employee policy manual or guidelines, equity compensation plan or any other compensation or benefit plan, program, agreement or arrangement (a “Restrictive Covenant Obligation”), nor shall such transfer be deemed to release or otherwise relieve any Transferring Employee from any Restrictive Covenant Obligation.

(h) CEC, the Members and the Company hereby authorize the Steering Committee to take such actions as are necessary to effect the transfer of employees contemplated by this Article 7 and arrange for the provision of employee compensation and benefit plans to Transferring Employees in a manner that is designed to continue on and following the Transfer Time, the compensation and benefit levels and opportunities that were in effect immediately prior to the Transfer Time (or as close thereto as practicable) and appropriately allocate costs, liabilities and assets applicable to such compensation and benefit plan levels.

(i) Nothing contained herein shall be construed as requiring any of the parties or their respective Affiliates to continue any specific employee benefit plans or to continue the employment of any specific individual. The provisions of this Section 7.13 are solely for the benefit of the parties to this Agreement, may be modified by the Steering Committee, and no current or former director, officer, employee or independent contractor or any other Person shall be a third-party beneficiary of this Section 7.13, and nothing herein shall be construed as an amendment to any compensation or benefit plan. Without limiting the generality of the foregoing, except as expressly provided in this Agreement, nothing in this Agreement shall preclude the Company or its Affiliates, at any time after the Transfer Time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any employee benefit plan, any benefit under any such plan or any trust, insurance policy or funding vehicle related to any such plan.

ARTICLE 8

CORPORATE OPPORTUNITIES AND NEW BUSINESS

8.1 Entry into New Lines of Business. The prior consent of the member of the Steering Committee appointed by CEOC shall be required in connection with the entry into any New Business Line (as defined below) by the Company or any Member where such New Business Line is contemplated to become a beneficiary of the services of the Company under the Services Agreement. For purposes of this Section 8.1, “Existing Business Line” means owning, operating, managing or engaging in any manner in Gaming Activities or any reasonable extension thereof and “New Business Line” means any business other than an Existing Business Line. Upon being presented with a request for consent by the Company or any Member to enter into any New Business Line, in accordance with the first sentence of this Section 8.1, CEOC may: (i) determine to accept the opportunity to enter into such New Business Line for itself or (ii) decline the opportunity to enter into such New Business Line for itself, the Company and the other Members, in which event no Member shall undertake such New Business Line. For the avoidance of doubt, (i) New Business Lines that are not contemplated to benefit from the Company’s services under the Services Agreement shall not be subject to any consent right of the member of the Steering Committee appointed by CEOC; provided, that such New Business Lines shall nevertheless be subject to Section 8.2 and (ii) this Section 8.1 shall not apply to the acquisition or development of any casino or casino resort property by the Company or any Member, which shall be governed by Section 8.3.

8.2 Minimum Standards for any New Acquisition, Development or Business Line. No Member shall acquire a new property, agree to undertake a new development or enter into a New Business Line, in each case that is intended to benefit from the Company’s services under the Services Agreement, that is reasonably likely to cause CEOC or any other Member to be deemed unsuitable to retain or acquire any regulatory approval in any jurisdiction within which such Member is required to be or is otherwise licensed. The Steering Committee shall have the right to cause the withdrawal from the Company of any Member that acquires a new property, agrees to undertake a new development or enters into a New Business Line that is reasonably likely to cause CEOC or any other Member to be deemed unsuitable to retain or acquire any regulatory approval in any jurisdiction within which such Member is required to be or is otherwise licensed. The Steering Committee, by majority vote, shall have the authority to determine whether any new acquisition, development or New Business Line meets the aforementioned minimum standard.

8.3 Acquisitions or New Developments. The acquisition or development by the Company or any Member of any new property the branding of which would use or include a trademark or brand that is an Enterprise Asset shall be subject to the prior consent of the member of the Steering Committee appointed by CEOC. Any Member shall be permitted to acquire or develop any new property which will benefit from the Company’s services under the Services Agreement without the consent of the member of the Steering Committee appointed by CEOC if the branding of such acquisition or development would not use or include a trademark or brand that is an Enterprise Asset.

ARTICLE 9

LIMITATION OF LIABILITY AND INDEMNIFICATION

9.1 Limitation of Liability and Indemnification of the Members and Their Affiliates.

(a) Notwithstanding any other terms of this Agreement, whether express or implied, or any obligation or duty at Law or in equity, and, to the fullest extent permitted by Law, none of the Covered Persons shall be liable to the Company or to any Member for Losses sustained or liabilities incurred as a result of any act or omission in connection with the Company’s business (in furtherance of its interest in the Company, any transaction, any investment or any business decision or action or otherwise arising out of or in connection with the affairs of the Company) taken or omitted by a Covered Person, including, with respect to any action taken as a member of the

Steering Committee; provided that a Covered Person shall be entitled to exculpation hereunder only to the extent that such Covered Person’s conduct did not constitute fraud, gross negligence or a material breach of this Agreement (which, in the case of such a material breach, has not been cured within thirty (30) days after due notice) or result in the conviction of such Covered Person of a felony by a court of competent jurisdiction.

(b) Any Covered Person acting for, on behalf of or in relation to, the Company in respect of any transaction, any investment, or any business decision or action (including any action taken as a member of the Steering Committee) or otherwise shall be entitled to rely on the provisions of this Agreement and on the advice of counsel, accountants, and other professionals that is provided to the Company or such Covered Person, and such Covered Person shall not be liable to the Company or to any Member for such Covered Person’s good faith reliance on this Agreement or such advice. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person otherwise existing at Law or in equity to the Company or the Members, are agreed by the Members to replace, to the fullest extent permitted by applicable Law, such duties and liabilities existing at Law or in equity of such Covered Person. This Section 9.1(b) does not create any duty or liability of a Covered Person that does not otherwise exist at Law or in equity.

(c) Each Covered Person (regardless of such Person’s capacity and regardless of whether another Covered Person is entitled to indemnification) shall be indemnified and held harmless by the Company (but only to the extent of the Company’s assets), to the fullest extent permitted by Law, from Losses sustained or liabilities incurred as a result of any act or omission in connection with the Company’s business (in furtherance of its interest in the Company, any transaction, any investment or any business decision or action or otherwise arising out of or in connection with the affairs of the Company); provided, that a Covered Person shall be entitled to indemnification hereunder only to the extent that such Covered Person’s conduct did not constitute fraud, gross negligence or a material breach of this Agreement (which, in the case of such a material breach, has not been cured within thirty (30) days after due notice) or result in the conviction of such Covered Person of a felony by a court of competent jurisdiction. A Covered Person shall not be denied indemnification in whole or in part under this Section 9.1 because such Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement. The Company’s obligations hereunder shall not apply with respect to economic Losses or tax obligations incurred by any Covered Person as a result of such Covered Person’s ownership of a limited liability company interest in the Company or expenses of the Company that a Covered Person has agreed to bear. No Member shall have any obligation to make Additional Capital Contributions to fund its share of any indemnification obligations under this Section 9.1, and no Member shall have any personal liability on account thereof.

(d) Each Covered Person may rely in good faith, and shall incur no liability in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, paper, document, signature or writing reasonably believed by it to be genuine, and may rely in good faith on a certificate signed by an officer, agent or representative of any Person in order to ascertain any fact with respect to such Person or within such Person’s knowledge.

(e) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, TO THE FULLEST EXTENT PERMITTED BY LAW, NEITHER THE COMPANY NOR ANY COVERED PERSON SHALL BE LIABLE TO THE COMPANY, TO ANY MEMBER OR TO ANY OTHER PERSON BOUND BY THIS AGREEMENT FOR CONSEQUENTIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES, INCLUDING DAMAGES FOR LOSS OF PROFITS, LOSS OF USE OR REVENUE OR LOSSES BY REASON OF COST OF CAPITAL, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE BUSINESS OF THE COMPANY, THE GRANTING OR WITHHOLDING OF ANY APPROVAL REQUIRED HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHETHER BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, VIOLATION OF ANY APPLICABLE DECEPTIVE TRADE PRACTICES ACT OR SIMILAR LAW OR ANY OTHER LEGAL OR EQUITABLE DUTY OR PRINCIPLE, AND, TO THE FULLEST EXTENT PERMITTED BY LAW, THE COMPANY AND EACH COVERED PERSON RELEASE EACH OF THE OTHER SUCH PERSONS FROM LIABILITY FOR ANY SUCH DAMAGES.

(f) To the fullest extent permitted by Law and notwithstanding any other provision of this Agreement or any duty otherwise existing at Law or in equity, no Member shall have any fiduciary duties to the Company or to any other Member. To the extent that, at Law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or the Members, the Covered Person shall not be liable to the Company or to any Member for his good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person otherwise existing at Law or in equity to the Company or the Members, are agreed by the Members to replace such other duties and liabilities of each such Covered Person.

9.2 Indemnification of the Management Covered Persons.

(a) The Company shall indemnify, to the full extent permitted by applicable Law, any Management Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “Proceeding”) by reason of the fact that (x) such Person is or was an Officer of the Company or (y) such Person, while serving as an Officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee, manager or agent of another company, partnership, limited liability company, joint venture, trust or other enterprise or (z) such Person is or was serving or has agreed to serve at the request of the Company as a director, officer or manager of another company, partnership, limited liability company, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted by such Person in such capacity; provided that the Management Covered Person’s conduct did not constitute fraud, gross negligence or result in the conviction of such Management Covered Person of a felony by a court of competent jurisdiction:

(i) in a Proceeding other than a Proceeding by or in the right of the Company, against expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person or on such Person’s behalf in connection with such Proceeding and any appeal therefrom; or

(ii) in a Proceeding by or in the right of the Company to procure a judgment in its favor, against expenses (including reasonable attorneys’ fees) actually and reasonably incurred by such Person or on such Person’s behalf in connection with the defense or settlement of such Proceeding and any appeal therefrom.

(b) Section 9.2 does not require the Company to indemnify a Management Covered Person in respect of a Proceeding (or part thereof) instituted by such Person on his or her own behalf, unless such Proceeding (or part thereof) has been authorized by the Steering Committee or the indemnification requested is pursuant to the last sentence of Section 9.5.

(c) Notwithstanding any other terms of this Agreement, whether expressed or implied, the written consent of each Management Covered Person is required for any amendment, modification, supplement, restatement or waiver to or of the provisions of this Section 9.2.

9.3 Advancement of Expenses. The Company shall advance all expenses (including reasonable attorneys’ fees) incurred by a Covered Person or a Management Covered Person in defending any Proceeding prior to the final disposition of such Proceeding upon written request of such Person and delivery of an undertaking (which may be unsecured) by such Person to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company. No advances shall be made by the Company under this Section 9.3 without the prior written approval of the Steering Committee.

9.4 Procedure for Indemnification. Any indemnification or advance of expenses under this Article 9 shall be made only against a written request therefor (together with supporting documentation) submitted by or on behalf of the Person seeking indemnification or advance. To the fullest extent permitted by Law, all expenses (including reasonable attorneys’ fees) incurred by such Person in connection with successfully establishing such Person’s right to indemnification or advancement of expenses under this Article 9, in whole or in part, shall also be indemnified by the Company.

9.5 Contract Right; Non-Exclusivity; Survival.

(a) The rights to indemnification and advancement of expenses provided by this Article 9 shall be deemed to be separate contract rights between the Company and each Covered Person and Management Covered Person who serves in any such capacity at any time while these provisions are in effect, and no repeal or modification of any of these provisions shall adversely affect any right or obligation of such Covered Person or Management Covered Person existing at the time of such repeal or modification with respect to any state of facts then or previously existing or any Proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts.

(b) The rights to indemnification and advancement of expenses provided by this Article 9 shall not be deemed exclusive of any other indemnification or advancement of expenses to which a Covered Person or Management Covered Person seeking indemnification or advancement of expenses may be entitled.

(c) The rights to indemnification and advancement of expenses provided by this Article 9 to any Covered Person or Management Covered Person shall inure to the benefit of the heirs, executors and administrators of such Person.

9.6 Priority. The Company hereby acknowledges that each Covered Person or Management Covered Person (an “Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by or on behalf of the Members and/or their Affiliates (collectively, the “Member Indemnitors”). Notwithstanding anything to the contrary in this

Agreement, to the fullest extent permitted by law: (i) the Company is the indemnitor of first resort (i.e., the Company’s obligations to each Indemnitee are primary and any obligation of the Member Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by each Indemnitee are secondary), (ii) the Company will be required to advance the full amount of expenses incurred by each Indemnitee and will be liable for the full amount of all liabilities, expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by this Section 9.6, without regard to any rights each Indemnitee may have against the Member Indemnitors, and (iii) the Company and the Members irrevocably waive, relinquish and release the Member Indemnitors from any and all claims against the Member Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. Notwithstanding anything to the contrary in this Agreement, to the fullest extent permitted by law, no advancement or payment by the Member Indemnitors on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification or advancement of expenses from the Company will affect the foregoing and the Member Indemnitors will have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Company. The Member Indemnitors are express intended third party beneficiaries of the terms of this Section 9.6.

9.7 Insurance. The Company shall purchase and maintain insurance on behalf of any Management Covered Person, or any Management Covered Person who is or was serving at the request of the Company against any liability asserted against such Person and incurred by such Person or on such Person’s behalf in any such capacity, or arising out of such Person’s status as such. The Company shall maintain insurance to protect itself and any Covered Person against any liability asserted against such Person and incurred by such Person or on such Person’s behalf whether or not the Company would have the power to indemnify such Person against such liability under the provisions of Section 9.1.

9.8 Interpretation; Severability. If this Article 9 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Covered Person or Management Covered Person of the Company as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Article 9 that shall not have been invalidated.

ARTICLE 10

CERTAIN AGREEMENTS OF THE COMPANY AND MEMBERS

10.1 Maintenance of Books. The Company shall keep or cause to be kept at its principal office complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company’s business and minutes of the proceedings of the Steering Committee and any of the Members. The Company’s financial books and records shall be maintained in accordance with GAAP unless otherwise agreed by the Steering Committee. The records shall include complete and accurate information regarding the state of the business and financial condition of the Company; a copy of the Certificate and this Agreement and all amendments thereto; and a current list of the names and last known business, residence or mailing addresses of all Members.

10.2 Inspection of Books and Records. Each Member shall have the right, on reasonable request and at such Member’s expense, to:

(a) inspect and copy (at such Member’s expense) during normal business hours any of the Company books and records; and

(b) obtain from the Company, promptly after they are available, a copy of the Company’s federal, state, and local income tax or information returns for each year.

10.3 Accounts. The Company may establish one or more separate bank and investment accounts and arrangements for the Company, which shall be maintained in the Company’s name with financial institutions and firms that the Steering Committee may determine. The Company may not commingle the Company’s funds with the funds of any other Person.

10.4 Information.

(a) Subject to the terms of Section 10.4(d), the Parties agree and acknowledge that the member of the Steering Committee may share confidential, non-public information about the Company (including any materials received in their capacities as members of the Steering Committee) with the Members who designated such member to the Steering Committee and their Affiliates, in each case, on a confidential basis and solely for the purposes of evaluating such Member’s investment in the Company.

(b) Each of the Member and each member of the Steering Committee appointed by such Member shall be entitled to receive for as long as such Member is a party to the Services Agreement:

(i) as soon as available and, in any event, no later than thirty (30) days after the end of each calendar month, un-audited monthly financial statements of the Company, including balance sheet, profit and loss statement, income statements compared to the Company’s budget and balance sheets and a statement showing actual expenditures for each relevant period against budget;

(ii) as soon as available and, in any event, no later than forty-five (45) days after the end of each of the first three calendar quarters of each fiscal year, un-audited quarterly and year-to-date financial statements of the Company, including balance sheet, profit and loss statement, income statements compared to the Company’s budget and balance sheets and a statement showing actual expenditures for each relevant period against budget;

(iii) as soon as available and, in any event, no later than one hundred twenty (120) days after the end of each fiscal year, audited financial statements for the Company including income statements, balance sheets and cash flow statements, audited and prepared in accordance with generally accepted accounting principles consistently applied and as in effect from time to time;

(iv) as soon as available and, in any event, no later than forty-five (45) days after the end of each of the first three calendar quarters of each fiscal year, a comparison of the income statements, balance sheets and cash flow statements of the Company for such quarter to the Company’s budget by cost center; and

(v) as soon as available and, in any event, no later than one hundred twenty (120) days after the end of each fiscal year, a comparison of the income statements, balance sheets and cash flow statements of the Company for such fiscal year to the Company’s budget by cost center.

(c) Each of Member and each member of the Steering Committee appointed by such Member shall have (i) the right to meet with the external auditors at any time, and (ii) access to the books and records and management of the Company, on an ongoing basis, as reasonably requested and at reasonable hours during normal business days, subject to prior written notice given to the Company in advance.

(d) Each Member agrees that all Confidential Information shall be kept confidential by such Member and shall not be disclosed by such Member in any manner whatsoever and shall be used by such Member solely for purposes related to its investment in the Company; provided, however, that (i) any of such Confidential Information may be disclosed to such Member’s Affiliates, to Persons who are (or are prospective) beneficial owners of equity interests in such Member and to managers, directors, officers, employees and authorized representatives (including attorneys, accountants, consultants and financial advisors) of such Member and of such Member’s Affiliates, in each case, who need to know the information as reasonably determined by such Member (collectively, for purposes of this Section 10.4(d), “Representatives”), each of which Affiliates, Members and Representatives shall be bound by the provisions of this Section 10.4(d); (ii) any of such Confidential Information may be disclosed as otherwise required by governmental regulatory agencies (including tax authorities in connection with an audit or similar examination of such Member and applicable Gaming Authorities), self-regulating bodies, law or legal process (provided that any disclosure that is not to such a governmental regulatory agency shall, to the fullest extent permitted by law, require prior written notice thereof to the Steering Committee), (iii) any disclosure of Confidential Information may be made to the extent to which the Company consents in writing; (iv) any disclosure may be made of the terms of a Member’s investment in the Company pursuant to this Agreement and the performance of that investment to the extent in compliance with applicable Law (whether in the Member’s investment performance reports or otherwise); (v) Confidential Information may be disclosed by a Member or Representative to the extent reasonably necessary in connection with such Member’s enforcement of its rights under this Agreement; and (vi) Confidential Information may be disclosed by any Member or Representative to the extent that the Member or Representative has received advice from its counsel that it is legally compelled to do so; provided that, to the extent permitted by Law, prior to making such disclosure, the Member or Representative, as the case may be, uses reasonable efforts to preserve the confidentiality of the Confidential Information, including consulting with the Company regarding such disclosure and, if reasonably requested by the Company, assisting the Company, at the Company’s expense, in seeking a protective order to prevent the requested disclosure; and provided, further, that the Member or Representative, as the case may be, discloses only that portion of the Confidential Information as is, based on the advice of its counsel, legally required. Each Member shall be responsible for any breach of this Section 10.4(d) by its Representatives.

(e) The obligations of a Member pursuant to this Section 10.4 will continue following the time such Person ceases to be a Member. Each Member acknowledges that disclosure of Confidential Information in violation of this Section 10.4 may cause irreparable damage to the Company and the Members for which monetary damages are inadequate, difficult to compute, or both. Accordingly, each Member consents to the issuance of an injunction or the enforcement of other equitable remedies against such Member at the suit of an aggrieved party without the posting of any bond or other security and without a requirement to prove that such party has no adequate remedy at law, to compel specific performance of all of the terms of this Section 10.4.

ARTICLE 11

TAXES

11.1 Tax Returns. The Company shall prepare and timely file all U.S. federal, state and local, and foreign tax returns required to be filed by the Company. Unless otherwise agreed by the Steering Committee, any income tax return of the Company shall be prepared by an independent public accounting firm of recognized national standing selected by the Steering Committee. Each Member shall furnish to the Company upon request all pertinent information in its possession relating to the Company’s operations that is reasonably necessary to enable the Company’s tax returns to be timely prepared and filed. The Company shall use commercially reasonable efforts to deliver by March 15 (and, in any event, will deliver not later than July 31) of each year, to each Person who was a Member at any time during the previous year, all information reasonably necessary for the preparation of such Person’s U.S. federal income tax returns and any state, local and foreign income tax returns which such Person is required to file as a result of the Company being engaged in a trade or business within such state, local or foreign jurisdiction, including a statement showing such Person’s share of income, gains, losses, deductions, and credits for such year for U.S. federal income tax purposes (and, if applicable, state, local of foreign income tax purposes). Each Member shall take reporting positions on their respective income tax returns consistent with the positions determined for the Company by the Steering Committee and the Schedule K-1 issued by the Company to such Member; unless such Member takes such position in good faith and informs the Company in writing thirty (30) days in advance of taking any such position that is material. Each Member shall be responsible for any and all taxes on the amount of taxable income of the Company allocated to such Member pursuant to this Agreement and, unless otherwise agreed in writing by the Steering Committee, shall indemnify the Company for any liability for such Member’s taxes imposed on the Company.

11.2 Tax Partnership. It is the intention of the Members that the Company be classified as a partnership for U.S. federal income tax purposes. Unless otherwise determined by the Steering Committee, neither the Company nor any Member shall make an election for the partnership to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law or to be classified as other than a partnership pursuant to Regulation §301.7701-3.

11.3 Tax Elections. The Company shall make the following elections on the appropriate forms or tax returns:

(a) to adopt the calendar year as the Company’s taxable year, if permitted under the Code;

(b) to adopt the accrual method of accounting and to keep the Company’s books and records on such basis for U.S. federal income tax purposes;

(c) to elect to amortize the organizational expenses of the Company as permitted by Code Section 709(b);

(d) if a valid election to adjust the basis of the Company’s properties under Code Section 754 is not in effect and a transfer of Units as described in Code Section 743 occurs, on request by notice from any Member, to elect pursuant to Code Section 754, to adjust the basis of the Company’s properties;

(e) if a distribution of the Company’s property as described in Code Section 734 occurs, to elect, pursuant to Code Section 754, to adjust the basis of the Company’s properties;

(f) to elect pursuant to Section 6231(a)(1)(B)(ii) of the Code to have Section 6231(a)(1)(B)(i) of the Code not apply to the Company; and

(g) any other election the Steering Committee may deem appropriate.

11.4 Tax Matters Member.

(a) The tax matters partner of the Company pursuant to Code Section 6231(a)(7) shall be determined by the Steering Committee in accordance with applicable Law and Treasury Regulations (the “Tax Matters Member”). The Tax Matters Member shall take such action as may be necessary to cause to the extent possible each other Member to become a notice partner within the meaning of Code Section 6231(a)(8). Any cost or expense incurred by the Tax Matters Member in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company.

(b) The Tax Matters Member may (i) commence a judicial action (including filing a petition as contemplated in Code Section 6226(a) or 6228) with respect to a federal income tax matter or appeal any adverse determination of a judicial tribunal; (ii) intervene in any action as contemplated by Code Section 6226(b); (iii) file any request contemplated in Code Section 6227(b); or (iv) enter into an agreement extending the period of limitations as contemplated in Code Section 6229(b)(1)(B). The Members shall (at the Company’s expense) provide reasonable assistance to and shall reasonably cooperate with the Tax Matters Member as the Tax Matters Member shall reasonably request in connection with any IRS (or other applicable tax authority) audit or other proceeding, it being understood that this sentence shall not limit the Member’s rights and obligations under this Section 11.4.

(c) No Member shall file a request pursuant to Code Section 6227 for an administrative adjustment of Company items for any taxable year without first notifying the other Members. The Tax Matters Member shall file the request for the administrative adjustment on behalf of all the Members. If such consent is not obtained within 30 days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member, including the Tax Matters Member, may file a request for administrative adjustment on its own behalf. Any Member intending to file a petition under Code Sections 6226 or 6228 or other Code Section with respect to any item involving the Company shall notify the other Members in advance of such intention and the nature of the contemplated proceeding. In the case where the Tax Matters Member is the Member intending to file such petition on behalf of the Company, such notice shall be given within a reasonable period of time to allow the other Members to participate in the choosing of the forum in which such petition will be filed.

(d) All matters concerning the allocations and other determinations provided for in Section 6.1 relating to taxes that are not otherwise expressly provided for herein, shall be determined by the Tax Matters Member acting reasonably and in good faith in a manner consistent with the terms and intent of this Agreement.

11.5 Survival. The provisions of this Article 11 shall survive the termination of the Company or the termination of any Member’s interest in the Company and will remain binding on the Members for the period of time necessary to resolve with the IRS or other tax agency any and all income tax matters relating to the Company.

ARTICLE 12

DISSOLUTION, WINDING UP AND TERMINATION

12.1 Dissolution.

(a) The Company shall be dissolved and its affairs shall be wound up on the first to occur of the following (each, a “Liquidation Event”): (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by the Act, (ii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act, and (iii) the mutual written agreement of all of the members of the Steering Committee.

(b) Except as otherwise provided in this Section 12.1, to the maximum extent permitted by the Act, the death, retirement, resignation, expulsion, Bankruptcy or dissolution of a Member shall not constitute a Liquidation Event and, notwithstanding the occurrence of any such event or circumstance, the business of the Company shall be continued without dissolution.

12.2 Distribution of Liquidation Proceeds. Upon the occurrence of a Liquidation Event, the Steering Committee will take full account of the Company’s liabilities and assets, and the Company’s assets will be liquidated as promptly as is consistent with obtaining the fair value thereof, subject to applicable Gaming Laws (“Liquidation”). The proceeds, if any, from any Liquidation will be applied and distributed in the following order:

(a) First, to the payment of all of the Company’s debts and liabilities (including debts and liabilities to the Members, to the extent permitted by Law), whether by payment or the making of reasonable provision for payment thereof;

(b) Second, one hundred percent (100%) to each of the Members (pro rata in proportion to their respective Company Percentage Interests) on a dollar-for-dollar basis until each has received aggregate distributions pursuant to this Section 12.2(b) hereof equal in amount to its Initial Capital Contributions (including, without duplication, any Additional Capital Contributions in accordance with Section 5.2(b)) to the extent that such amounts have not already been paid to the Members in accordance with Sections 6.2, but, for the avoidance of doubt, excluding any distributions made pursuant to Section 6.3, if any; and

(c) Third, the remainder, if any, to the Members in accordance with Section 6.3.

12.3 Return of Contribution Nonrecourse to Members. Except as provided by Law, upon dissolution, each Member will look solely to the assets of the Company for the return of the Member’s Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contribution of any Members, such Member will have no recourse against any other Member.

12.4 Certificate of Cancellation. On completion of the distribution of Company assets as provided herein, the Steering Committee (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to Section 2.5, and take such other actions as may be necessary to terminate the existence of the Company. Upon the effectiveness of the certificate of cancellation, the existence of the Company shall cease.

ARTICLE 13

GAMING MATTERS AND COMPLIANCE WITH LAWS

13.1 Definitions. For purposes of this Article 13, the following terms shall have the meanings specified below:

(a) “Affiliate” (and derivatives of such term) shall have the meaning ascribed to such term under Rule 12b-2 promulgated by the SEC under the Exchange Act.

(b) “Affiliated Company” shall mean any partnership, corporation, limited liability company, trust or other entity directly or indirectly Affiliated or under common Ownership or Control with the Company including, without limitation, any Subsidiary, holding company or intermediary company (as those or similar terms are defined under the Gaming Laws of any applicable Gaming Jurisdictions), in each case that is registered or licensed under applicable Gaming Laws.

(c) “Control” (and derivatives of such term) (i) with respect to any Person, shall have the meaning ascribed to such term under Rule 12b-2 promulgated by the SEC under the Exchange Act, (ii) with respect to any Interest, shall mean the possession, directly or indirectly, of the power to direct, whether by agreement, contract, agency or otherwise, the voting rights or disposition of such Interest, and (iii) as applicable, the meaning ascribed to the term “control” (and derivatives of such term) under the Gaming Laws of any applicable Gaming Jurisdictions).

(d) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(e) “Gaming” or “Gaming Activities” shall mean the conduct of gaming and gambling activities, race books and sports pools, or the use of gaming devices, equipment and supplies in the operation of a casino, simulcasting facility, card club or other enterprise, including, without limitation, slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, cashless wagering systems, mobile gaming systems, social online gaming, online real money gaming, poker tournaments, inter-casino linked systems and related and associated equipment, supplies and systems.

(f) “Gaming Authorities” shall mean all international, national, foreign, domestic, federal, state, provincial, regional, local, tribal, municipal and other regulatory and licensing bodies, instrumentalities, departments, commissions, authorities, boards, officials, tribunals and agencies with authority over or responsibility for the regulation of Gaming within any Gaming Jurisdiction.

(g) “Gaming Jurisdictions” shall mean all jurisdictions, domestic and foreign, and their political subdivisions, in which Gaming Activities are or may be lawfully conducted, including, without limitation, all Gaming Jurisdictions in which the Company or any of the Affiliated Companies currently conducts or may in the future conduct Gaming Activities.

(h) “Gaming Laws” shall mean all laws, statutes and ordinances pursuant to which any Gaming Authority possesses regulatory, permit and licensing authority over the conduct of Gaming Activities, or the Ownership or Control of an Interest in an entity which conducts Gaming Activities, in any Gaming Jurisdiction, all orders, decrees, rules and regulations promulgated thereunder, all written and unwritten policies of the Gaming Authorities and all written and unwritten interpretations by the Gaming Authorities of such laws, statutes, ordinances, orders, decrees, rules, regulations and policies.

(i) “Gaming Licenses” shall mean all licenses, permits, approvals, orders, authorizations, registrations, findings of suitability, franchises, exemptions, waivers, concessions and entitlements issued by any Gaming Authority necessary for or relating to the conduct of Gaming Activities by any Person or the Ownership or Control by any Person of an Interest in an entity that conducts or may in the future conduct Gaming Activities.

(j) “Interest” shall mean the stock or other securities of an entity or any other interest or financial or other stake therein, including, without limitation, the Securities.

(k) “Own” or “Ownership” (and derivatives of such terms) shall mean (i) ownership of record, (ii) “beneficial ownership” as defined in Rule 13d-3 or Rule 16a-1(a)(2) promulgated by the SEC under the Exchange Act, and (iii) as applicable, the meaning ascribed to the terms “own” or “ownership” (and derivatives of such terms) under the Gaming Laws of any applicable Gaming Jurisdictions.

(l) “Person” shall mean an individual, partnership, corporation, limited liability company, trust or any other entity.

(m) “Redemption Date” shall mean the date set forth in the Redemption Notice by which the Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person are to be redeemed by the Company or any of its Affiliated Companies, which redemption date shall be determined in the sole and absolute discretion of the Steering Committee but which shall in no event be fewer than 45 calendar days following the date of the Redemption Notice, unless (i) otherwise required by a Gaming Authority or pursuant to any applicable Gaming Laws, (ii) prior to the expiration of such 45-day period, the Unsuitable Person shall have sold (or otherwise fully transferred or otherwise disposed of its Ownership of) its Securities to a Person that is not an Unsuitable Person (in which case, such Redemption Notice will only apply to those Securities that have not been sold or otherwise disposed of) by the selling Unsuitable Person and, commencing as of the date of such sale, the purchaser or recipient of such Securities shall have all of the rights of a Person that is not an Unsuitable Person), or (iii) the cash or other Redemption Price necessary to effect the redemption shall have been deposited in trust for the benefit of the Unsuitable Person or its Affiliate and shall be subject to immediate withdrawal by such Unsuitable Person or its Affiliate upon (x) surrender of the certificate(s) evidencing the Securities to be redeemed accompanied by a duly executed stock power or assignment or (y) if the Securities are uncertificated, upon the delivery of a duly executed assignment or other instrument of transfer.

(n) “Redemption Notice” shall mean that notice of redemption delivered by the Company pursuant to this Article to an Unsuitable Person or an Affiliate of an Unsuitable Person if a Gaming Authority so requires the Company, or if the Steering Committee deems it necessary or advisable, to redeem such Unsuitable Person’s or Affiliate’s Securities. Each Redemption Notice shall set forth (i) the Redemption Date, (ii) the number and type of Securities to be redeemed, (iii) the Redemption Price and the manner of payment therefor, (iv) the place where any certificates for such Securities shall be surrendered for payment, and (v) any other requirements of surrender of the certificates, including how such certificates are to be endorsed, if at all.

(o) “Redemption Price” shall mean the price to be paid by the Company for the Securities to be redeemed pursuant to this Article, which shall be that price (if any) required to be paid by the Gaming Authority making the finding of unsuitability, or if such Gaming Authority does not require a certain price to be paid (including if the finding of unsuitability is made by the Steering Committee alone), that amount determined by the Steering Committee to be the fair value of the Securities to be redeemed; provided, that unless a Gaming Authority requires otherwise, the Redemption Price shall in no event exceed (i) the lowest closing price of such Securities reported on any of the domestic securities exchanges on which such Securities are listed on the date of the Redemption Notice or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest ask prices on all such exchanges at the end of such day, or (ii) if such Securities are not then listed for trading on any national securities exchange, then the mean between the representative bid and the ask price as quoted by another generally recognized reporting system, or (iii) if such Securities are not so quoted, then the average of the highest bid and lowest ask prices on such day in the domestic over-the-counter market as reported by Pink OTC Markets Inc. or any similar successor organization, or (v) if such Securities are not quoted by any recognized reporting system, then the fair value thereof, as determined in good faith and in the reasonable discretion of the Steering Committee. The Company may pay the Redemption Price in any combination of cash and/or promissory note as required by the applicable Gaming Authority and, if not so required (including if the finding of unsuitability is made by the Steering Committee alone), as determined by the Steering Committee, provided, that in the event the Company elects to pay all or any portion of the Redemption Price with a promissory note, such promissory note shall have a term of ten years, bear interest at a rate equal to three percent (3%) per annum and amortize in 120 equal monthly installments, and shall contain such other terms and conditions as the Steering Committee determines, in its discretion, to be necessary or advisable.

(p) “SEC” shall mean the U.S. Securities and Exchange Commission.

(q) “Securities” shall mean the Units of the Company and the capital stock, member’s interests or membership interests, partnership interests or other equity securities of any Affiliated Company.

(r) “Transfer” shall mean the sale and every other method, direct or indirect, of transferring or otherwise disposing of an Interest, or the Ownership, Control or possession thereof, or fixing a lien thereupon, whether absolutely or conditionally, voluntarily or involuntarily, by or without judicial proceedings, as a conveyance, sale, payment, pledge, mortgage, lien, encumbrance, gift, security, or otherwise (including by merger or consolidation).

(s) “Unsuitable Person” shall mean a Person who (i) fails or refuses to file an application, or has withdrawn or requested the withdrawal of a pending application, to be found suitable by any Gaming Authority or for any Gaming License, (ii) is denied or disqualified from eligibility for any Gaming License by any Gaming Authority, (iii) is determined by a Gaming Authority to be unsuitable or disqualified to Own or Control any Securities, (iv) is determined by a Gaming Authority to be unsuitable to be Affiliated, associated or involved with a Person engaged in Gaming Activities in any Gaming Jurisdiction, (v) causes any Gaming License of the Company or any Affiliated Company to be lost, rejected, rescinded, suspended, revoked or not renewed by any Gaming Authority, or causes the Company or any Affiliated Company to be threatened by any Gaming Authority with the loss, rejection, rescission, suspension, revocation or non-renewal of any Gaming License (in each of (ii) through (v) above, regardless of whether such denial, disqualification or determination by a Gaming Authority is final and/or non-appealable), or (vi) is deemed likely, in the sole and absolute discretion of the Steering Committee, to (A) preclude or materially delay, impede, impair, threaten or jeopardize any Gaming License held by the Company or any Affiliated Company or the Company’s or any Affiliated Company’s application for, right to the use of, entitlement to, or ability to obtain or retain, any Gaming License, (B) cause or otherwise result in, the disapproval, cancellation, termination, material adverse modification or non-renewal of any material contract to which the Company or any Affiliated Company is a party, or (C) cause or otherwise result in the imposition of any materially burdensome or unacceptable terms or conditions on any Gaming License of the Company or any Affiliated Company.

13.2 Compliance with Gaming Laws. All Securities shall be held subject to the restrictions and requirements of all applicable Gaming Laws. All Persons Owning or Controlling Securities shall comply with all applicable Gaming Laws, including any provisions of such Gaming Laws that require such Person to file applications for Gaming Licenses with, and provide information to, the applicable Gaming Authorities. Any Transfer of Securities may be subject to the prior approval of the Gaming Authorities and/or the Company or the applicable Affiliated Company, and any purported Transfer thereof in violation of such requirements shall be void ab initio. If any individual elected to serve as an officer of the Company or a member of the Steering Committee is found to be an Unsuitable Person, the Steering Committee shall immediately remove such individual as an officer of the Company and a member of the Steering Committee, as applicable, and such individual shall thereupon automatically cease to be an officer of the Company and a member of the Steering Committee.

13.3 Ownership Restrictions. Any Person who Owns or Controls five percent (5%) or more of any class or series of the Company’s Securities shall promptly notify the Company of such fact. In addition, any Person who Owns or Controls any shares of any class or series of the Company’s Securities may be required by Gaming Law to (i) provide to the Gaming Authorities in each Gaming Jurisdiction in which the Company or any Subsidiary thereof either conducts Gaming or has a pending application for a Gaming License all information regarding such Person as may be requested or required by such Gaming Authorities and (ii) respond to written or oral questions or inquiries from any such Gaming Authorities. Any Person who Owns or Controls any shares of any class or series of the Company’s Securities, by virtue of such Ownership or Control, consents to the performance of any personal background investigation that may be required by any Gaming Authorities.

13.4 Finding of Unsuitability.

(a) The Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person shall be redeemable by the Company or the applicable Affiliated Company, out of funds legally available therefor, as directed by a Gaming Authority and, if not so directed, as and to the extent deemed necessary or advisable by the Steering Committee, in which event the

Company shall deliver a Redemption Notice to the Unsuitable Person or its Affiliate and shall redeem or purchase or cause one or more Affiliated Companies to purchase the Securities on the Redemption Date and for the Redemption Price set forth in the Redemption Notice. From and after the Redemption Date, such Securities shall no longer be deemed to be outstanding, such Unsuitable Person or Affiliate of such Unsuitable Person shall cease to be a stockholder, member, partner or owner, as applicable, of the Company and/or Affiliated Company with respect to such Securities, and all rights of such Unsuitable Person or Affiliate of such Unsuitable Person in such Securities, other than the right to receive the Redemption Price, shall cease. In accordance with the requirements of the Redemption Notice, such Unsuitable Person or its Affiliate shall surrender the certificate(s), if any, representing the Securities to be so redeemed.

(b) Commencing on the date that a Gaming Authority serves notice of a determination of unsuitability or disqualification of a holder of Securities, or the Steering Committee otherwise determines that a Person is an Unsuitable Person, and until the Securities Owned or Controlled by such Person are Owned or Controlled by a Person who is not an Unsuitable Person, it shall be unlawful for such Unsuitable Person or any of its Affiliates to and such Unsuitable Person and its Affiliates shall not: (i) receive any dividend, payment, distribution or interest with regard to the Securities, (ii) exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such Securities, and such Securities shall not for any purposes be included in the Securities of the Company or the applicable Affiliated Company entitled to vote, or (iii) receive any remuneration that may be due to such Person, accruing after the date of such notice of determination of unsuitability or disqualification by a Gaming Authority, in any form from the Company or any Affiliated Company for services rendered or otherwise, or (iv) be or continue as a manager, officer, partner or director of the Company or any Affiliated Company.

13.5 Notices. All notices given by the Company or an Affiliated Company pursuant to this Article, including Redemption Notices, shall be in writing and shall be deemed given when delivered by personal service, overnight courier, first-class mail, postage prepaid, addressed to the Person at such Person’s address as it appears on the books and records of the Company or Affiliated Company.

13.6 Indemnification. Any Unsuitable Person and any Affiliate of an Unsuitable Person shall indemnify and hold harmless the Company and its Affiliated Companies for any and all losses, costs, and expenses, including attorneys’ costs, fees and expenses, incurred by the Company and its Affiliated Companies as a result of, or arising out of, the finding of unsuitability of such Unsuitable Person, such Unsuitable Person’s continuing Ownership or Control of Securities, failure or refusal to comply with the provisions of this Article, or failure to divest himself, herself or itself of any Securities when and in the specific manner required by the Gaming Authorities or this Article.

13.7 Injunctive Relief. The Company shall be entitled to injunctive or other equitable relief in any court of competent jurisdiction to enforce the provisions of this Article and each Person who Owns or Controls Securities shall be deemed to have consented to injunctive or other equitable relief and acknowledged, by virtue of such Ownership or Control, that the failure to comply with this Article will expose the Company and the Affiliated Companies to irreparable injury for which there is no adequate remedy at law and that the Company and the Affiliated Companies shall be entitled to injunctive or other equitable relief to enforce the provisions of this Article.

13.8 Non-Exclusivity of Rights. The right of the Company or any Affiliated Company to redeem Securities pursuant to this Article shall not be exclusive of any other rights the Company or any Affiliated Company may have or hereafter acquire under any agreement, provision of the bylaws of the Company or such Affiliated Company or otherwise. To the extent permitted under applicable Gaming Laws, the Company shall have the right, exercisable in the sole discretion of the Steering Committee, to propose that the parties, immediately upon the delivery of the Redemption Notice, enter into an agreement or other arrangement, including, without limitation, a divestiture trust or divestiture plan, which will reduce or terminate an Unsuitable Person’s Ownership or Control of all or a portion of its Securities.

13.9 Further Actions. Nothing contained in this Article shall limit the authority of the Steering Committee to take such other action, to the extent permitted by law, as it deems necessary or advisable to protect the Company or the Affiliated Companies from the denial or loss or threatened denial or loss of any Gaming License of the Company or any of its Affiliated Companies. Without limiting the generality of the foregoing, the Steering Committee may conform any provisions of this Article to the extent necessary to make such provisions consistent with Gaming Laws. In addition, the Steering Committee may, to the extent permitted by law, from time to time establish, modify, amend or rescind bylaws, regulations, and procedures of the Company not inconsistent with the express provisions of this Article for the purpose of determining whether any Person is an Unsuitable Person and for the orderly application, administration and implementation of the provisions of this Article. Such procedures and regulations shall be kept on file with the Secretary of the Company, the secretary of each of the Affiliated Companies and with the transfer agent, if any, of the Company and/or any Affiliated Companies, and shall be made available for inspection and, upon reasonable request, mailed to any record holder of Securities.

13.10 Authority of the Steering Committee. The Steering Committee shall have exclusive authority and power to administer this Article and to exercise all rights and powers specifically granted to the Steering Committee or the Company, or as may be necessary or advisable in the administration of this Article. All such actions which are done or made by the Steering Committee in good faith shall be final, conclusive and binding on the Company and all other Persons; provided, that the Steering Committee may delegate all or any portion of its duties and powers under this Article to a committee of the Steering Committee as it deems necessary or advisable.

13.11 Severability. If any provision of this Article or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article.

13.12 Termination and Waivers. Except as may be required by any applicable Gaming Law or Gaming Authority, the Steering Committee may waive any of the rights of the Company or any restrictions contained in this Article in any instance in which and to the extent the Steering Committee determines that a waiver would be in the best interests of the Company. Except as required by a Gaming Authority, nothing in this Article shall be deemed or construed to require the Company to repurchase any Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person.

13.13 Legend. The restrictions set forth in this Article shall be noted conspicuously on any certificate evidencing the Securities in accordance with the requirements of the the Act and any applicable Gaming Laws.

13.14 Required New Jersey Charter Provisions.

(a) This Agreement shall be deemed to include all provisions required by the New Jersey Casino Control Act, N.J.S.A. 5:12-1 et seq., as amended from time to time (the “New Jersey Act”) and, to the extent that anything contained herein or in the bylaws of the Company is inconsistent with the New Jersey Act, the provisions of the New Jersey Act shall govern. All provisions of the New Jersey Act, to the extent required by law to be stated in this Agreement, are incorporated herein by this reference.

(b) This Agreement shall be subject to the provisions of the New Jersey Act and the rules and regulations of the New Jersey Casino Control Commission (the “New Jersey Commission”) and the New Jersey Division of Gaming Enforcement promulgated thereunder. Specifically, and in accordance with the provisions of Section 82(d)(7) of the New Jersey Act, the Securities of the Company are held subject to the condition that, if a holder thereof is found to be disqualified by the New Jersey Commission pursuant to the provisions of the New Jersey Act, the holder must dispose of such Securities in accordance with Section 13.4(a) and shall be subject to Section 13.4(b).

(c) Any newly elected or appointed director or officer of, or nominee to any such position with, the Company, who is required to qualify pursuant to the New Jersey Act, shall not exercise any powers of the office to which such individual has been elected, appointed or nominated until such individual has been found qualified to hold such office or position by the New Jersey Commission in accordance with the New Jersey Act or the New Jersey Commission permits such individual to perform duties and exercise powers relating to any such position pending qualification, with the understanding that such individual will be immediately removed from such position if the New Jersey Commission determines that there is reasonable cause to believe that such individual may not be qualified to hold such position.

ARTICLE 14

GENERAL PROVISIONS

14.1 Offset. Whenever the Company is to pay or distribute any sum to any Member, any amounts that such Member, in its capacity as a Member, owes the Company may be deducted from that sum before payment or distribution.

14.2 Notices.

(a) Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered or mailed by certified mail, return receipt requested, or nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any such party may designate by written notice to the other parties):

(i) if to the Company, at (unless the Company changes the address below):

Caesars Enterprise Services, LLC

One Caesars Palace Drive

Las Vegas, Nevada 89109

Facsimile:        (702) 407-6418

Attention:         General Counsel

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Facsimile:        (212) 492-0574

Attention:        John Scott, Esq.

                         Brian Finnegan, Esq.

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Facsimile:         (212) 751-4864

Attention:         Ray Lin, Esq.

(ii) if to a Member, at such Member’s address as provided to the Company.

Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by certified mail, be deemed received upon the earlier of actual receipt thereof or five (5) Business Days after the date of deposit in the United States mail, as the case may be; and shall, if delivered by nationally recognized overnight delivery service, be deemed received the first Business Day after the date of deposit with the delivery service.

(b) Whenever any notice is required to be given by Law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

14.3 Entire Agreement. This Agreement (including the Exhibits and Schedules) and the Services Agreement constitute the entire agreement of the Members relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

14.4 Effect of Waiver or Consent. To the fullest extent permitted by Law, a waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. To the fullest extent permitted by Law, failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

14.5 Amendment or Modification. Except as otherwise provided herein, including Sections 7.7(b)(vi) and 9.2(c), this Agreement may be amended or modified from time to time only by a written instrument that is adopted by the written consent or vote of a majority of the members of the Steering Committee; provided, that the unanimous written consent or vote of all members of the Steering Committee shall be required in accordance with Section 7.7(b)(vi) to amend Article 5, Article 6, Sections 7.1, 7.2, 7.3, 7.4, 7.7, 7.8, Article 8, Sections 12.1, 12.2 and 14.5; and provided, further, that without the consent of any Member to be adversely affected thereby, this Agreement may not be amended so as to (i) modify the limited liability of any Member, (ii) disproportionately and adversely affect the interest of such Member, or (iii) require any Member to make any additional Capital Contribution to the Company without that Member’s prior written consent. Upon obtaining such approvals required by this Agreement and without any further action or execution by any other Person, (x) any amendment, restatement, modification or waiver of this Agreement shall be implemented and reflected in a writing executed solely by the Steering Committee, and (y) the Members, and any other party to this Agreement, shall be deemed a party to and bound by such amendment, restatement, modification or waiver of this Agreement.

14.6 Binding Effect. Subject to the restrictions on Transfer set forth in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the Company and each Member and their respective heirs, permitted successors, permitted assigns, permitted distributees, and legal representatives; and by their signatures hereto, the Company and each Member intends to and does hereby become bound. Except as expressly provided in Article 9, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective permitted successors and assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.

14.7	Governing Law; Severability.

(a) This Agreement, and all rights and remedies in connection therewith, will be governed by, and construed under, the Laws of the State of Delaware, without regard to otherwise governing principles of conflicts of law (whether of the State of Delaware or otherwise) that would result in the application of the laws of any other jurisdiction.

(b) UNLESS OTHERWISE AGREED IN WRITING BY THE STEERING COMMITTEE, EACH PARTY TO THIS AGREEMENT HEREBY CONSENTS TO THE JURISDICTION OF ANY UNITED STATES DISTRICT COURT OR DELAWARE STATE CHANCERY COURT LOCATED IN WILMINGTON, DELAWARE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER SUCH ACTIONS OR PROCEEDINGS ARE BASED IN STATUTE, TORT, CONTRACT OR OTHERWISE), SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (C) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS. UNLESS OTHERWISE AGREED IN WRITING BY THE STEERING COMMITTEE, EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON

CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. UNLESS OTHERWISE AGREED IN WRITING BY THE STEERING COMMITTEE, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(c) In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Act, such provision of the Act shall control. If any provision of the Act provides that it may be varied or superseded in the agreement of a limited liability company (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.

(d) If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid, and enforceable.

14.8 Lender Requirement. If any lender to the Company or a Member is determined by any applicable Gaming Authority to be unsuitable, the result of which is to threaten the revocation, suspension, termination or rescission of any Gaming Approvals, or result in any other penalty to the Company, or if, under such circumstances any Gaming Authority orders that the Company or a Member disassociate from a lender, such unsuitability shall be cured in accordance with applicable Law or such lender shall be subject to any other remedies as shall be required by applicable Law.

14.9 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Company and each Member shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the parties as expressed herein.

14.10 Waiver of Certain Rights. To the maximum extent permitted by applicable Law, each Member irrevocably waives any right it might have to maintain any action for dissolution of the Company, or to maintain any action for partition of the property of the Company.

14.11 Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), all of which together shall constitute a single instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBERS:

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

By:	/s/ Eric Hession
Name:	Eric Hession
Title:	Senior Vice President and Treasurer

CAESARS ENTERTAINMENT RESORT PROPERTIES LLC

By:	/s/ Eric Hession
Name:	Eric Hession
Title:	Senior Vice President and Treasurer

CAESARS GROWTH PROPERTIES HOLDINGS, LLC

By:	Caesars Growth Properties Parent, LLC
its Sole Member

By:	Caesars Growth Partners, LLC
its Sole Member

By:	Caesars Acquisition Company
its Managing Member

By:	/s/ Eric Hession
Name:	Eric Hession
Title:	Senior Vice President and Treasurer

[Signature Page to the Amended and Restated Limited Liability Company Agreement of Caesars Enterprise Services, LLC]

CEC:

Solely for purposes of Section 7.13,

CAESARS ENTERTAINMENT CORPORATION

By:	/s/ Eric Hession
Name:	Eric Hession
Title:	Senior Vice President and Treasurer

[Signature Page to the Amended and Restated Limited Liability Company Agreement of Caesars Enterprise Services, LLC]

EXHIBIT A-1

DEFINED TERMS

The following terms used in this Agreement will have the meanings set forth below:

“Accredited Investor” has the meaning ascribed to such term in the regulations promulgated under the Securities Act.

“Act” means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

“Addendum Agreement” has the meaning set forth in Section 3.5(b).

“Additional Capital Contributions” has the meaning set forth in Section 5.2.

“Additional Members” has the meaning set forth in Section 3.5(a).

“Adjusted Capital Account” means, with respect to any Member, the balance in such Member’s Capital Account as of the end of the relevant period, after giving effect to the following adjustments:

(a) add to such Capital Account any amounts which such Member is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore to the Company pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) subtract from such Capital Account such Member’s share of the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

“Adverse Person” means (i) a Person who is a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” “specially designated narcotics trafficker” or “blocked person,” within the definitions set forth in the OFAC Regulations, or who otherwise appears on the list of Specially Designated Nationals and Blocked Persons included in the OFAC Regulations, (ii) the government, including any Governmental Authority, of any country against which the United States maintains economic sanctions or embargos, (iii) a Person acting or purporting to act, directly or indirectly, on behalf of, or any entity owned or controlled by, any of the Persons listed in clauses (i) or (ii) above, (iv) a Person who has been convicted of or is being tried for a violation of any other civil or criminal federal or state Law (other than traffic or moving violations or other misdemeanors), or (v) a Person on any other export control, terrorism or drug trafficking related list administered by any Governmental Authority as that list may be amended, adjusted or modified from time to time.

“Affiliate” means, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person. For purposes of this definition, (i) with respect to either CEOC or CERP, the term “Affiliate” shall not include CAC or CGP or any of their respective Subsidiaries and (ii) with respect to CGPH, the term “Affiliate” shall not include CEC or its direct or indirect controlled Subsidiaries. As used in this definition, the term “control” means, as to any Person, the power to direct or cause

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the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise (and the terms “controlled by” and “under common control with” shall have correlative meanings).

“Agreement” has the meaning specified in the preamble to the Agreement.

“Annual Baseline CapEx Amount” has the meaning set forth in Section 6.1(e).

“Appraiser” means an appraisal firm, which shall be an investment banking, valuation or accounting firm of nationally recognized standing as the Steering Committee shall select.

“Availability Exception” has the meaning set forth in Section 6.1(e).

“Bankrupt” or “Bankruptcy” means with respect to any Person, that (a) such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties; or (b) against such Person, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law has been commenced and 120 days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties has been appointed and 90 days have expired without the appointment’s having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Baseline CapEx Allocation” has the meaning ascribed to such term in the Services Agreement.

“Business Day” means any day except a Saturday, Sunday or a legal holiday on which banks in New York, New York are authorized or obligated by Law to close.

“Capital Account” means a capital account established and maintained for each Member in accordance with Section 6.4.

“Capital Contribution” means any asset or property of any nature contributed (if at all) by a Member to the Company pursuant to the provisions of this Agreement with respect to the Units held by any Member.

“CAC” means Caesars Acquisition Company, a Delaware corporation.

“Caesars Corporate Allocations Description & Methodology” means as such term is commonly understood within Caesars’ finance, budget and planning function.

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“CEC” has the meaning set forth in the preamble to the Agreement.

“CEC Group” means Caesars Entertainment Corporation, any other Member related to Caesars Entertainment Corporation and each of their respective Affiliates, including any direct or indirect parent or Subsidiary of the foregoing and any other entity through which any of the foregoing directly or indirectly conducts its business.

“CEOC” means Caesars Entertainment Operating Company, Inc., a Delaware corporation and any of its Permitted Transferees.

“CERP” means Caesars Entertainment Resort Properties LLC, a Delaware limited liability company and any of its Permitted Transferees.

“Certificate” means the Company’s certificate of formation, as amended from time to time, filed with the Secretary of State of the State of Delaware.

“CGP” means Caesars Growth Partners, LLC, a Delaware limited liability company and any of its Permitted Transferees.

“CGPH” means Caesars Growth Properties Holdings, LLC, a Delaware limited liability company and any of its Permitted Transferees.

“CGPH Calculated Amount” has the meaning set forth in Section 6.1(f).

“CGPH Steering Committee Member” has the meaning set forth in Section 6.1.

“CIE” means Caesars Interactive Entertainment, Inc., a Delaware corporation.

“Code” means the Internal Revenue Code of 1986, as amended (or any corresponding provision of succeeding Law), and, to the extent applicable, the Regulations.

“Company” has the meaning specified in the preamble to the Agreement.

“Company Minimum Gain” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d)(1) for the phrase “partnership minimum gain.

“Company Nonrecourse Debt” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(3) and 1.752-1(a)(2) for the phrase “nonrecourse liability.

“Company Percentage Interest” means, with respect to any Member, a fraction (expressed as a percentage), the numerator of which is the total number of Units held by such Member and the denominator of which is the total number of Units outstanding as set forth on Schedule I hereto.

“Confidential Information” means all confidential or proprietary information (irrespective of the form of communication) obtained by or on behalf of a Member from the Company or its representatives, other than information which (a) was or becomes generally available to the public other than as a result of a breach of this Agreement by such Member, (b) was available to such Member prior to disclosure to the Member by the Company or its representatives from a source not known by such Member to be prohibited by a confidentiality agreement with, or other

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obligation of secrecy to, the Company from providing such Member such information, (c) becomes available to the Member after disclosure by the Company or its representatives from a source other than the Company and its representatives; provided that such source is not known by such Member to be prohibited by a confidentiality agreement with, or other obligation of secrecy to, the Company from providing such Member such information, or (d) is independently developed by or for such Member without the use of any such information received from the Company or its representatives.

“Covered Person” means each current and former Member, Steering Committee member, Tax Matters Member and each of their respective Affiliates, officers, directors, liquidators, partners, stockholders, managers, members and employees, in each case whether or not such Person continues to have the applicable status referred to above; provided, however, that any Person that is a Management Covered Person as defined herein shall not be a Covered Person.

“Direct Charges” has the meaning ascribed to such term in the Services Agreement.

“Effective Date” has the meaning specified in the preamble to the Agreement.

“Effective Tax Rate” has the meaning set forth in Section 6.5(a).

“Enterprise Assets” has the meaning ascribed to such term in the Services Agreement.

“Enterprise Services” has the meaning ascribed to such term in the Services Agreement.

“Expense Allocation Percentage” has the meaning ascribed to such term in the Services Agreement.

“Expense Allocation Statement” has the meaning ascribed to such term in the Services Agreement.

“Fair Market Value” means the amount which an independent, third party, fully financed buyer would be willing to pay in cash for such assets or securities as of such date (determined in good faith by an Appraiser).

“GAAP” means U.S. generally accepted accounting principles.

“Gaming Approvals” means any and all approvals, licenses, suitability determinations, and other actions by any Gaming Authority necessary for the ownership, development, construction, financing, management and operation of the Company, CEC, CAC and any of their respective Subsidiaries, assets, businesses and properties.

“Gaming Authorities” means all authorities governing gaming in states, territories, provinces, countries or other jurisdictions in which the Company, CEC, CAC or any of their respective Subsidiaries, assets, businesses and properties currently conduct or in the future may conduct gaming operations or is otherwise subject to its jurisdiction.

“Gaming Law” means all laws, rules, regulations, and orders regulating, permitting or otherwise relating to casinos, lotteries (including video lottery terminal facilities), gaming (including online, social and mobile gaming), gambling and similar activities or industries, and the policies, interpretations and administration thereof by any Gaming Authority.

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“Governmental Authority” means any federal, state, local, or foreign government or any court, arbitral tribunal, administrative or regulatory agency, or other governmental authority, agency, or instrumentality.

“Gross Asset Value” means, with respect to any Company asset, the asset’s adjusted basis for federal income tax purposes, provided that the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, and if the Steering Committee determines that further adjustments are necessary or appropriate to reflect the relative economic interests of the Members, the Gross Asset Value of all Company assets will be adjusted to equal their fair market values in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(e) and (f) or at such other times as the Steering Committee determines are necessary or advisable to comply with Treasury Regulations Section 1.704-1(b) and 1.704-2. In the case of any Company asset that has a Gross Asset Value that differs from its adjusted tax basis, Gross Asset Value will be adjusted by the amount of depreciation calculated for “book” purposes rather than the amount of depreciation determined for federal income tax purposes.

“Guest Data” has the meaning ascribed to such term in the Services Agreement.

“Indemnitee” has the meaning set forth in Section 9.6.

“Initial Agreement” has the meaning set forth in the recitals to the Agreement.

“Initial Capital Contribution” has the meaning set forth in Section 5.1.

“Investment Company Act” has the meaning set forth in Section 4.1(h).

“IRS” means the U.S. Internal Revenue Service.

“Law” means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a domestic, foreign or international Governmental Authority and shall include, for the avoidance of doubt, the Act.

“Licensee” has the meaning ascribed to such term in the Services Agreement.

“Liquidation” has the meaning set forth in Section 12.2.

“Liquidation Event” has the meaning set forth in Section 12.1(a).

“Losses” means any claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim) of any nature whatsoever, known or unknown, liquidated or unliquidated.

“Managed Facilities” has the meaning ascribed to such term in the Services Agreement.

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“Management Covered Person” means each current and former officer of the Company, a Subsidiary of the Company or of the Members.

“Member” means the Initial Members and those other Persons who later properly join to this Agreement.

“Member Indemnitors” has the meaning set forth in Section 9.6.

“Member Nonrecourse Debt” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(4) for the phrase “partner nonrecourse debt.

“Member Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(i) for the phrase “partner nonrecourse deductions.

“Monetization of Guest Data Event” has the meaning set forth in Section 7.8.

“Net Revenue” means gross revenues less promotional cost, consistent with past practice.

“New Business Line” has the meaning set forth in Section 8.1.

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(c) for the phrase “nonrecourse deductions. “Notification” or “Notice” means a writing containing the information required by this Agreement to be communicated to any Person, sent or delivered in accordance with the provisions of Section 14.2 hereof; provided, however, that any written communication containing such information sent to such Person and actually received by such Person will constitute Notification or Notice for all purposes of this Agreement.

“OFAC Regulations” means the regulations applicable to the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”), codified at 31 C.F.R., Subtitle B, Chapter V, as amended.

“Officers” has the meaning set forth in Section 7.10.

“Permitted Transferee” means, with respect to any Person, (x) any direct or indirect wholly-owned Subsidiary of such Person, for so long as such Person remains a direct or indirect wholly-owned Subsidiary of the first Person, or (y) any parent entity that wholly owns, or controls, such Person for so long as such parent entity directly or indirectly wholly-owns, such Person.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Proceeding” has the meaning set forth in Section 9.2(a).

“Prohibited Person” means any Person who is a proposed Additional Member that (a) is generally recognized in the community as being a Person of ill repute or who has or is

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reasonably believed to have an adverse reputation or character, in either case which is more likely than not to (i) have a material adverse effect on the Company and/or its Subsidiaries, assets, businesses and properties, or any Member or (ii) make such person unsuitable under applicable Gaming Law to hold a gaming license or to be associated with a gaming licensee or otherwise jeopardizes any of the Company’s or any Member’s Gaming Approvals or gaming licenses, assets, businesses or properties; or (b) is a Person that is more likely than not to jeopardize the Company’s or any Member’s ability to hold a gaming license or to be associated with a gaming licensee under any Gaming Laws or laws of any Gaming Authorities or conduct their respective businesses, in each case, as determined by the Steering Committee in its discretion.

“Property-Level Expenses” has the meaning ascribed to such term in the Services Agreement.

“Property Management Agreement” has the meaning ascribed to such term in the Services Agreement.

“Property Owner” has the meaning ascribed to such term in the Services Agreement.

“Recipient” has the meaning ascribed to such term in the Services Agreement.

“Regulations” means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Event” means the receipt by the Company or any of its Subsidiaries of a communication (whether verbal or in writing) from any Gaming Authority or other action by any Gaming Authority that indicates that such Gaming Authority may (w) fail to license and/or grant any Gaming Approval related to the Company, any Member or any of their respective Subsidiaries owning, operating or managing any of its existing assets, businesses and properties or any prospective assets, businesses and properties; (x) grant a required gaming or casino license and/or Gaming Approval for any project or investment of the Company or any Member or any of their respective Subsidiaries, assets, businesses and properties only upon terms and conditions which are reasonably unacceptable to such Person; (y) significantly delay the licensing and/or Gaming Approval of any project or investment of the Company or any Member or any of their respective Subsidiaries, assets, businesses and properties or impose material fines or penalties; or (z) deny, suspend (for a period in excess of three (3) days), or revoke any existing gaming or casino license and/or Gaming Approval of the Company or any Member or any of their respective Subsidiaries, assets, businesses and properties whether resulting from any judicial or administrative proceeding, or otherwise.

“Representatives” has the meaning set forth in Section 10.4(d).

“Restrictive Covenant Obligation” has the meaning set forth in Section 7.13.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

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“Services Agreement” has the meaning set forth in the recitals to this Agreement.

“Special CapEx” has the meaning set forth in Section 6.1(e).

“Special CapEx Allocation” has the meaning ascribed to such term in the Services Agreement.

“Steering Committee” has the meaning set forth in Section 7.1(a).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Tax Distributions” has the meaning set forth in Section 6.5(a).

“Tax Matters Member” has the meaning set forth in Section 11.4(a).

“Total Capital Contributions” means, with respect to any Unit, an amount equal to the aggregate Capital Contributions made by any Member and any predecessors in interest with respect to such Unit, including any Initial Capital Contributions and any Additional Capital Contributions and as set forth on Schedule I.

“Total Rewards® Program” means the Total Rewards® customer loyalty program as implemented from time to time by CEOC and its Affiliates.

“Transfer” means any direct sale, exchange, transfer, assignment, pledge, encumbrance or other disposition of a Unit.

“Transfer Time” has the meaning set forth in Section 7.13.

“Transferring Employees” has the meaning set forth in Section 7.13.

“Units” means limited liability company interests of the Company with the rights, restrictions and limitations, and subject to the terms and conditions set forth herein.

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EXHIBIT A-2

CONSTRUCTION

Unless the context requires otherwise: (a) pronouns in the masculine, feminine, and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (b) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation;” (c) references to Articles and Sections refer to Articles and Sections of this Agreement; (d) whenever in this Agreement a Person is permitted or required to make a decision or take an action or omit to take an action (x) in its “discretion” or “discretion” or under a similar grant of authority or latitude, or without an express standard, such Person will be entitled to consider such interests and factors, including its own interests, as it desires, and will have no duty or obligation to consider any other interests or factors affecting the Company or any other Person, or (y) with an express standard of behavior (including, without limitation, standards such as “reasonable” or “good faith”), then the Person will comply with such express standard and will not be subject to any other or different standard; (e) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules attached hereto, and not to any particular subdivision unless expressly so limited; and (f) references to Exhibits and Schedules are to the items identified separately in writing by the parties hereto as the described Exhibits or Schedules attached to this Agreement, each of which is hereby incorporated herein and made a part hereof for all purposes as if set forth in full herein. All references to “dollars” and “$” shall refer to United States Dollars.

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